EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC. The offering statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.

Different series of RSE Archive, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Archive, LLC under the offering statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Archive, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 8 amends the Post-Qualification Offering Circular No. 7 of  RSE Archive LLC, dated May 22, 2020, as qualified on June 8, 2020, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 8

SUBJECT TO COMPLETION; DATED JULY 10, 2020

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #RLEXPEPSI	Per Unit	$8.90		$8.90
	Total Minimum	$14,240		$14,240
	Total Maximum	$17,800		$17,800

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #POTTER	Per Unit	$24.00	$24.00
	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #HONUS	Per Unit	$52.00	$52.00
	Total Minimum	$416,000	$416,000
	Total Maximum	$520,000	$520,000

Series #75ALI	Per Unit	$23.00	$23.00
	Total Minimum	$36,800	$36,800
	Total Maximum	$46,000	$46,000

Series #71ALI	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #56MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #BIRKINBOR	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #33RUTH	Per Unit	$38.50	$38.50
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #SPIDER1	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BATMAN3	Per Unit	$78.00	$78.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600
	Total Maximum	$19,500	$19,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #SNOOPY	Per Unit	$12.75	$12.75
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #APOLLO11	Per Unit	$32.00	$32.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #24RUTHBAT	Per Unit	$85.00	$85.00
	Total Minimum	$204,000	$204,000
	Total Maximum	$255,000	$255,000

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #86JORDAN	Per Unit	$40.00	$40.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #SUPER21	Per Unit	$1.00	$1.00
	Total Minimum	$6,800	$6,800
	Total Maximum	$8,500	$8,500

Series #RUTHBALL1	Per Unit	$14.50	$14.50
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #HULK1	Per Unit	$44.50	$44.50
	Total Minimum	$71,200	$71,200
	Total Maximum	$89,000	$89,000

Series #HIMALAYA	Per Unit	$70.00	$70.00
	Total Minimum	$112,000	$112,000
	Total Maximum	$140,000	$140,000

Series #55CLEMENTE	Per Unit	$38.00	$38.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #38DIMAGGIO	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BOND1	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #LOTR	Per Unit	$29.00	$29.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #CATCHER	Per Unit	$25.00	$25.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #BATMAN1	Per Unit	$71.00	$71.00
	Total Minimum	$56,800	$56,800
	Total Maximum	$71,000	$71,000

Series #GMTBLACK1	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #BIRKINTAN	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #61JFK	Per Unit	$11.50	$11.50
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #50JACKIE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #POKEMON1	Per Unit	$25.00	$25.00
	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #LINCOLN	Per Unit	$20.00	$20.00
	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #STARWARS1	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #CHURCHILL	Per Unit	$1.00	$1.00
	Total Minimum	$6,000	$6,000
	Total Maximum	$7,500	$7,500

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #AMZFNT15	Per Unit	$65.00	$65.00
	Total Minimum	$26,000	$26,000
	Total Maximum	$32,500	$32,500

Series #SHKSPR4	Per Unit	$115.00	$115.00
	Total Minimum	$92,000	$92,000
	Total Maximum	$115,000	$115,000

Series #FANFOUR1	Per Unit	$52.50	$52.50
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #ANMLFARM	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #CAPTAIN3	Per Unit	$37.00	$37.00
	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #SOBLACK	Per Unit	$56.00	$56.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #FAUBOURG	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #56TEDWILL	Per Unit	$45.00	$45.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #68MAYS	Per Unit	$19.50	$19.50
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #51MANTLE	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #85MARIO	Per Unit	$50.00	$50.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #TKAM	Per Unit	$16.00	$16.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #TMNT1	Per Unit	$65.00	$65.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #GATSBY	Per Unit	$50.00	$50.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #NEWTON	Per Unit	$68.75	$68.75
	Total Minimum	$220,000	$220,000
	Total Maximum	$275,000	$275,000

Series #BATMAN6	Per Unit	$13.50	$13.50
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #DAREDEV1	Per Unit	$1.00	$1.00
	Total Minimum	$9,200	$9,200
	Total Maximum	$11,500	$11,500

Series #03LEBRON	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #03JORDAN	Per Unit	$20.50	$20.50
	Total Minimum	$32,800	$32,800
	Total Maximum	$41,000	$41,000

Series #ALICE	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #14DRC	Per Unit	$54.00	$54.00
	Total Minimum	$43,200	$43,200
	Total Maximum	$54,000	$54,000

Series #05LATOUR	Per Unit	$9.80	$9.80
	Total Minimum	$7,840	$7,840
	Total Maximum	$9,800	$9,800

Series #16PETRUS	Per Unit	$5.00	$5.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #16SCREAG	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #HALONFR	Per Unit	$27.00	$27.00
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #03KOBE	Per Unit	$8.00	$8.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #86RICE	Per Unit	$1.00	$1.00
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #AVENGERS1	Per Unit	$54.00	$54.00
	Total Minimum	$216,000	$216,000
	Total Maximum	$270,000	$270,000

Series #SUPER14	Per Unit	$25.00	$25.00
	Total Minimum	$104,000	$104,000
	Total Maximum	$130,000	$130,000

Series #94JETER	Per Unit	$45.00	$45.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #62MANTLE	Per Unit	$50.00	$50.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #DUNE	Per Unit	$13.25	$13.25
	Total Minimum	$10,600	$10,600
	Total Maximum	$13,250	$13,250

Series #TOS39	Per Unit	$45.00	$45.00
	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #2020TOPPS	Per Unit	$10.00	$10.00
	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #93DAYTONA	Per Unit	$21.00	$21.00
	Total Minimum	$33,600	$33,600
	Total Maximum	$42,000	$42,000

Series #TORNEK	Per Unit	$55.00	$55.00
	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #57STARR	Per Unit	$1.00	$1.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #57MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #39TEDWILL	Per Unit	$5.00	$5.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on January 7 , 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings”.  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular18

INTERESTS IN SERIES COVERED BY THIS AMENDMENT19

RISK FACTORS53

Amended and Restated USE OF PROCEEDS – Series #03LEBRON73

DESCRIPTION OF SERIES 2003-04 UD LEBRON JAMES CARD75

Amended and Restated USE OF PROCEEDS – Series #03JORDAN77

DESCRIPTION OF SERIES 2003-04 UD MICHAEL JORDAN CARD79

USE OF PROCEEDS – Series #ALICE81

DESCRIPTION OF SERIES ALICE’S ADVENTURES IN WONDERLAND83

USE OF PROCEEDS – Series #14DRC85

DESCRIPTION OF SERIES 2014 Domaine de la romanée-conti87

USE OF PROCEEDS – Series #05LATOUR89

DESCRIPTION OF SERIES 2005 ChÂTEAU Latour91

USE OF PROCEEDS – Series #16PETRUS93

DESCRIPTION OF SERIES 2016 ChÂTEAU PETRUS95

USE OF PROCEEDS – Series #16SCREAG97

DESCRIPTION OF SERIES 2016 Screaming eagle99

USE OF PROCEEDS – Series #HALONFR101

DESCRIPTION OF Series Halo: Combat Evolved103

USE OF PROCEEDS – Series #03KOBE105

DESCRIPTION OF SERIES 2003-04 UD KOBE BRYANT card107

USE OF PROCEEDS – Series #86RICE109

DESCRIPTION OF SERIES 1986 Topps jerry rice card111

USE OF PROCEEDS – Series #AVENGERS1113

DESCRIPTION OF Series 1963 avengers #1115

USE OF PROCEEDS – Series #SUPER14117

DESCRIPTION OF Series 1942 Superman #14119

USE OF PROCEEDS – Series #94JETER121

DESCRIPTION OF SERIES 1994 Derek Jeter jERSEY123

USE OF PROCEEDS – Series #62MANTLE125

DESCRIPTION OF SERIES 1962 Mickey ManTLe World Series bat127

USE OF PROCEEDS – Series #DUNE129

DESCRIPTION OF SERIES INSCRIBED FIRST EDITION DUNE131

USE OF PROCEEDS – Series #TOS39133

DESCRIPTION OF THE SERIES TALES OF SUSPENSE #39135

USE OF PROCEEDS – Series #2020TOPPS137

DESCRIPTION OF SERIES 2020 TOPPS COMPLETE SETS139

USE OF PROCEEDS – Series #93DAYTONA141

DESCRIPTION OF THE SERIES ROLEX DAYTONA REF. 16528143

USE OF PROCEEDS – Series #TORNEK145

DESCRIPTION OF THE SERIES TORNEK-RAYVILLE REF. TR-900147

USE OF PROCEEDS – Series #57STARR149

DESCRIPTION OF SERIES 1957 Topps BART STARR Card151

USE OF PROCEEDS – Series #57MANTLE153

DESCRIPTION OF SERIES 1957 Topps Mickey Mantle Card155

USE OF PROCEEDS – Series #39TEDWILL157

DESCRIPTION OF Series 1939 Play Ball Ted Williams Card159

RSE ARCHIVE, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-11057) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No.7 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 7

2.Part II of the Post-Qualification Amendment to Offering Circular No.6 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Cautionary Note Regarding Forward-Looking Statements

•Trademarks and Trade Names

•Additional Information

•Offering Summary

•Potential Conflicts of Interest

•Dilution

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 6

•Management’s Discussion and Analysis of Financial Condition and Results of Operation

•Plan of Distribution and Subscription Procedure

•Description of The Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments	Trading Window (4)
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	$132.00	$132,000		Purchase Option Agreement	10/18/2019	10/25/2019	Closed	$3,090	1,000

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

														6/30/2020

#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	$28.50	$57,000	Purchase Option Agreement	10/25/2019	10/31/2019	Closed	$1,830	2,000

• Purchase Option Agreement to acquire Underlying Asset for $52,500, entered on 4/26/2019
• Consideration to Asset Seller paid $47,250 in cash (90% of consideration) and the remainder ($5,250) in Interests in the Series #71MAYS issued to the Asset Seller at the closing of the Offering
• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											7/7/2020
#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	$8.90	$17,800	Purchase Agreement	11/1/2019	11/6/2019	Closed	$22	2,000

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/30/2020

#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	$39.00	$39,000	Purchase Option Agreement	11/8/2019	11/14/2019	Closed	$1,510	1,000

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											7/7/2020
#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	$24.00	$72,000	Purchase Agreement	11/15/2019	11/21/2019	Closed	($510)	3,000

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											4/7/2020

#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	$72.50	$14,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$55	200

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											4/14/2020
#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	$67.50	$13,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$865	200

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											4/21/2020

#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	$58.00	$58,000	Upfront Purchase	11/22/2019	11/27/2019	Closed	$170	1,000

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											4/28/2020
#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	$17.25	$34,500	Upfront Purchase	11/22/2019	11/27/2019	Closed	$2,905	2,000

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											5/5/2020
#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	$20.00	$20,000	Purchase Agreement	11/29/2019	12/6/2019	Closed	$50	1,000

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											5/12/2020

#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	$7.25	$14,500	Purchase Option Agreement	12/6/2019	12/13/2019	Closed	$1,355	2,000

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

5/12/2020

#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	$52.00	$520,000	Purchase Option Agreement	12/11/2019	12/26/2019	Closed	$5,572	10,000

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $500,028, entered on 11/11/2019 with expiration on 12/26/2019.
• Consideration to Asset Seller paid $225,000 in cash (43% of consideration) and the remainder ($275,028) in Interests in the Series #HONUS issued to the Asset Seller at the closing of the Offering
• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager
• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

5/19/2020

#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$23.00	$46,000	Purchase Agreement	12/19/2019	12/29/2019	Closed	($10)	2,000

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

											5/26/2020
#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	$15.50	$31,000	Purchase Option Agreement	12/16/2019	12/30/2019	Sold	$1,090	2,000

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• $40,000 acquisition offer for 1971 "Fight of the Century" Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											2/6/2020

#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75.00	$75,000	Upfront Purchase	12/6/2019	1/2/2020	Closed	($63)	1,000

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/2/2020
#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	$11.00	$22,000	Purchase Agreement	1/19/2020	1/27/2020	Closed	$230	2,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											5/19/2020
#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	$1.00	$10,000	Upfront Purchase	1/3/2020	3/11/2020	Closed	($650)	10,000

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$26.25	$52,500	Purchase Option Agreement	2/13/2020	2/20/2020	Closed	$225	2,000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											5/26/2020
#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	$38.50	$77,000	Upfront Purchase	2/20/2020	2/26/2020	Closed	$603	2,000

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/16/2020

#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22.00	$22,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$230	1,000

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/2/2020
#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	$78.00	$78,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$585	1,000

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/9/2020

#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	$38.00	$19,000	Purchase Option Agreement	3/6/2020	3/11/2020	Closed	$810	500

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/23/2020
#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	$19.50	$19,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$1,008	1,000

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											6/9/2020

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	$51.00	$25,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$695	500

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

6/16/2020

#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	$64.00	$128,000	Purchase Option Agreement	3/9/2020	3/22/2020	Sold	$4,160	2,000

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager
• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• $165,000 acquisition offer for 1998 Michael Jordan Jersey accepted on 05/11/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											5/14/2020
#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	$30.00	$15,000	Upfront Purchase	3/27/2020	4/2/2020	Closed	$200	500

• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
• $15,000 Offering closed on 4/2/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	$12.75	$25,500	Upfront Purchase	4/2/2020	4/7/2020	Closed	($55)	2,000

• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager
• $25,500 Offering closed on 4/7/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	$32.00	$32,000	Upfront Purchase	4/8/2020	4/19/2020	Closed	$130	1,000

• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
• $32,000 Offering closed on 4/19/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	$85.00	$255,000	Purchase Agreement	4/10/2020	5/3/2020	Closed	($513)	3,000

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 and additional payment of $50,000 on 1/24/2020 were made and financed through a non-interest-bearing payment from the Manager
• $255,000 Offering closed on 5/3/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	$80.00	$16,000	Purchase Option Agreement	4/29/2020	5/11/2020	Closed	$840	200

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $16,000 Offering closed on 5/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#86JORDAN / Series 1986 Fleer Michael Jordan Card	4/30/2020	1986 Fleer #57 Michael Jordan Card	$40.00	$40,000	Upfront Purchase	5/6/2020	5/13/2020	Sold	$600	1,000

• Acquired Underlying Asset for $38,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
• $40,000 Offering closed on 5/13/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• $80,000 acquisition offer for 1986 Fleer #57 Michael Jordan Card accepted on 06/01/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											6/1/2020

#SUPER21 / Series Superman #21	4/30/2020	1943 Superman #21 CGC VF/NM 9.0 comic book	$1.00	$8,500	Purchase Option Agreement	5/7/2020	6/17/2020	Closed	$615	8,500

• Purchase Option Agreement to acquire Underlying Asset for $7,000 entered on 3/16/2020
• Down-payment of $1,400 on 3/20/2020 and final payment of $5,600 on 04/03/2020 were made and financed through non-interest-bearing payments from the Manager
• $8,500 Offering closed on 6/17/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	4/30/2020	1934-39 Official American League Babe Ruth Single Signed Baseball	$14.50	$29,000	Purchase Agreement	5/8/2020	5/24/2020	Closed	$510	2,000

• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,019 on 2/7/2020, additional payment of $8,432  on 2/28/2020 and final payment of $13,549 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager
• $29,000 Offering closed on 5/24/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#HULK1 / Series 1962 The Incredible Hulk #1	4/30/2020	1962 The Incredible Hulk #1 CGC VF 8.0	$44.50	$89,000	Purchase Agreement	5/12/2020	5/24/2020	Closed	$143	2,000

• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $16,173 on 2/7/2020, additional payment of $27,170 on 2/28/2020 and final payment of $43,657 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager
• $89,000 Offering closed on 5/24/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	$70.00	$140,000	Purchase Option Agreement	5/19/2020	5/27/2020	Closed	$6,300	2,000

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $140,000 Offering closed on 5/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	4/30/2020	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	$38.00	$38,000	Purchase Agreement	5/28/2020	6/4/2020	Closed	$520	1,000

• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $6,692 on 2/7/2020, additional payment of $11,243 on 2/28/2020 and final payment of $18,065 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager
• $38,000 Offering closed on 6/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	4/30/2020	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	$22.00	$22,000	Purchase Agreement	5/28/2020	6/4/2020	Closed	$680	1,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $3,718 on 2/7/2020, additional payment of $6,246 on 2/27/2020 and final payment of $10,036 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 6/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BOND1 / Series Casino Royale	4/30/2020	1953 First Edition, First Issue Casino Royale	$39.00	$39,000	Upfront Purchase	6/4/2020	6/12/2020	Closed	$510	1,000

• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
• $39,000 Offering closed on 6/12/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#LOTR / Series The Lord of the Rings Trilogy	4/30/2020	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	$29.00	$29,000	Upfront Purchase	6/4/2020	6/12/2020	Closed	$10	1,000

• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
• $29,000 Offering closed on 6/12/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#CATCHER / Series The Catcher in the Rye	4/30/2020	1951 First Edition, First Issue The Catcher in the Rye	$25.00	$12,500	Upfront Purchase	6/4/2020	6/12/2020	Closed	$25	500

• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
• $12,500 Offering closed on 6/12/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BATMAN1 / Series 1940 Batman #1	4/30/2020	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	$71.00	$71,000	Purchase Agreement	6/11/2020	6/18/2020	Closed	$658	1,000

• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $12,734 on 2/7/2020, additional payment of $21,393 on 2/28/2020 and final payment of $34,373 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager
• $71,000 Offering closed on 6/18/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	4/30/2020	Rolex 18k Yellow Gold GMT-Master ref. 16758	$28.00	$28,000	Upfront Purchase	6/17/2020	6/25/2020	Closed	$1,520	1,000

• Acquired Underlying Asset for $25,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
• $28,000 Offering closed on 6/25/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	4/30/2020	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	$28.00	$28,000	Purchase Option Agreement	6/17/2020	6/25/2020	Closed	$1,520	1,000

• Purchase Option Agreement to acquire Underlying Asset for $25,000 entered on 3/30/2020
• Acquired Underlying Asset for $25,000 on 5/15/2020 financed through a non-interest-bearing payment from the Manager
• $28,000 Offering closed on 6/25/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#61JFK / Series Inaugural Addresses	6/8/2020	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	$11.50	$23,000	Purchase Agreement	6/27/2020	7/7/2020	Closed	$0	2,000

• Purchase Agreement to acquire the Underlying Asset for $16,250 entered on 05/11/2020
• Acquired Underlying Asset for $16,250 on 5/08/2020 financed through a non-interest-bearing payment from the Manager
• $23,000 Offering closed on 7/7/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#50JACKIE / Series 1950 Jackie Robinson Card	4/30/2020	1950 Bowman #22 Jackie Robinson Card	$1.00	$10,000	Upfront Purchase	6/10/2020	7/8/2020	Closed	$0	10,000

• Acquired Underlying Asset for $9,200 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 7/8/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#POKEMON1 / Series 1999 Pokémon First Edition Set	4/30/2020	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	$25.00	$125,000		Upfront Purchase	6/23/2020	7/8/2020	Closed	$0	5,000

• Acquired Underlying Asset for $118,000 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
• $125,000 Offering closed on 7/8/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#LINCOLN / Series 1864 Abraham Lincoln Photo	6/8/2020	1864 Signed, Vignetted Portrait of Abraham Lincoln	$20.00	$80,000		Purchase Agreement	7/1/2020	7/9/2020	Closed	$0	4,000

• Purchase Agreement to acquire the Underlying Asset for $64,000 entered on 05/5/2020
• Acquired Underlying Asset for $64,000 on 5/08/2020 financed through a non-interest-bearing payment from the Manager
• $80,000 Offering closed on 7/9/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#STARWARS1 / Series Star Wars #1	6/8/2020	1977 Star Wars #1 CGC VF/NM 9.0 comic book	$1.00	$9,600	$12,000	Purchase Agreement	7/1/2020	Q3 2020 or Q4 2020	Open	$980	9,600	12,000

• Purchase Agreement to acquire the Underlying Asset for $10,000 entered on 05/18/2020
• Acquired Underlying Asset for $10,000 on 5/22/2020 financed through a non-interest-bearing payment from the Manager

#CHURCHILL / Series Second World War	4/30/2020	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	$1.00	$6,000	$7,500	Upfront Purchase	7/7/2020	Q3 2020 or Q4 2020	Open	$125	6,000	7,500	• Acquired Underlying Asset for $6,500 on 3/9/2020 financed through a non-interest-bearing payment from the Manager

#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	$62.00	$24,800	$31,000	Upfront Purchase	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$940	400	500	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	$108.00	$86,400	$108,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	($140)	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019
#AMZFNT15 / Series 1962 Amazing Fantasy #15	4/30/2020	1962 Amazing Fantasy #15 CGC VG+ 4.5	$65.00	$26,000	$32,500	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$575	400	500

• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,670 on 2/7/2020, additional payment of $9,525 on 2/28/2020 and final payment of $15,305 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	4/30/2020	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	$115.00	$92,000	$115,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$7,288	800	1,000

• Purchase Agreement to acquire Underlying Asset for $105,000 entered on 2/20/2020
• Down-payment of $52,500 on 2/23/2020 and final payment of $52,500 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#FANFOUR1 / Series 1961 Fantastic Four #1	4/30/2020	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	$52.50	$84,000	$105,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$2,563	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $100,000 entered on 3/3/2020
• Acquired Underlying Asset for $100,000 on 3/5/2020 financed through a non-interest-bearing payment from the Manager

#ANMLFARM / Series Animal Farm	4/30/2020	First Edition, First printing of Animal Farm by George Orwell	$1.00	$8,000	$10,000	Upfront Purchase	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$500	8,000	10,000	• Acquired Underlying Asset for $8,700 on 3/27/2020 financed through a non-interest-bearing payment from the Manager
#CAPTAIN3 / Series Captain America #3	4/30/2020	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	$37.00	$29,600	$37,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$530	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $35,500 entered on 3/16/2020
• Down-payment of $7,100 on 3/20/2020 and final payment of $28,400 on 04/24/2020 were financed through non-interest-bearing payments from the Manager

#SOBLACK / Series Hermès So Black Birkin	4/30/2020	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	$56.00	$44,800	$56,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$4,240	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 3/30/2020
• Acquired Underlying Asset for $50,000 on 4/3/2020 financed through a non-interest-bearing payment from the Manager

#FAUBOURG / Series Hermès Sellier Faubourg Birkin	4/30/2020	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	$75.00	$120,000	$150,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$31,675	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $115,000 entered on 3/30/2020
• Acquired Underlying Asset for $115,000 on 5/29/2020 financed through a non-interest-bearing payment from the Manager

#56TEDWILL / Series 1956 Ted Williams Jersey	6/8/2020	1956 Ted Williams Game-Worn Red Sox Home Jersey	$45.00	$72,000	$90,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$7,825	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $80,000 entered on 04/15/2020
#68MAYS / Series 1968 Willie Mays Bat	6/8/2020	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	$19.50	$31,200	$39,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$5,510	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $32,000 entered on 04/15/2020
#51MANTLE / Series 1951 Bowman Mickey Mantle Card	6/8/2020	1951 Bowman #253 Mickey Mantle Card	$17.00	$27,200	$34,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$3,060	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $29,500 entered on 04/15/2020
#85MARIO / Series 1985 Super Mario Bros.	6/8/2020	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	$50.00	$120,000	$150,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$6,775	2,400	3,000

•Purchase Option Agreement to acquire Underlying Asset for $140,000 entered on 04/22/2020 with expiration on 06/22/2020
• Down-payment of $20,000 on 04/24/2020 and final payment of $120,000 on 6/22/2020 was financed through a non-interest bearing payment from the Manager

#TKAM / Series To Kill a Mockingbird	6/8/2020	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	$16.00	$25,600	$32,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$1,980	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $28,500 entered on 04/27/2020
• Acquired Underlying Asset for $28,500 on 5/01/2020 financed through a non-interest-bearing payment from the Manager

#TMNT1 / Series Teenage Mutant Ninja Turtles #1	6/8/2020	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	$65.00	$52,000	$65,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$4,250	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $59,000 entered on 04/30/2020 with expiration on 07/30/2020
• Acquired Underlying Asset for $59,000 on 5/01/2020 financed through a non-interest-bearing payment from the Manager

#GATSBY / Series The Great Gatsby	6/8/2020	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	$50.00	$160,000	$200,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$10,800	3,200	4,000

• Purchase Option Agreement to acquire Underlying Asset for $185,000 entered on 05/11/2020 with expiration on 10/11/2020
• Acquired Underlying Asset for $185,000 on 5/12/2020 financed through a non-interest-bearing payment from the Manager

#NEWTON / Series Principia	6/8/2020	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	$68.75	$220,000	$275,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$14,488	3,200	4,000

• Purchase Option Agreement to acquire Underlying Asset for $255,000 entered on 05/11/2020 with expiration on 10/11/2020
• Down-payment of $40,000 on 05/12/2020 was financed through a non-interest bearing payment from the Manager

#BATMAN6 / Series Batman #6	6/8/2020	1941 Batman #6 CGC NM 9.4 comic book	$13.50	$21,600	$27,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$2,330	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $23,500 entered on 05/18/2020
• Acquired Underlying Asset for $23,500 on 5/22/2020 financed through a non-interest-bearing payment from the Manager

#DAREDEV1 / Series Daredevil #1	6/8/2020	1964 Daredevil #1 CGC VF/NM 9.0 comic book	$1.00	$9,200	$11,500	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$985	9,200	11,500

• Purchase Agreement to acquire the Underlying Asset for $9,500 entered on 05/18/2020
• Acquired Underlying Asset for $9,500 on 5/22/2020 financed through a non-interest-bearing payment from the Manager

#03LEBRON / Series 2003-04 UD LeBron James Card		2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	$17.00	$27,200	$34,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$7,560	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $25,000 entered on 04/15/2020
#03JORDAN / Series 2003-04 UD Michael Jordan Card		2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	$20.50	$32,800	$41,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$6,490	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $33,000 entered on 04/15/2020

#ALICE / Series Alice’s Adventures in Wonderland	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	$1.00	$9,600	$12,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$1,480	9,600	12,000

• Purchase Option Agreement to acquire Underlying Asset for $9,200 entered on 06/01/2020 with expiration on 12/01/2020
• Acquired Underlying Asset for $9,200 on 06/05/2020 financed through a non-interest bearing payment from the Manager

#14DRC / Series 2014 Domaine de la Romanée-Conti	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	$54.00	$43,200	$54,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$6,380	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $45,980 entered on 05/18/2020
• Down-payment of $9,196 on 5/29/2020 and additional payment of $18,392 on 6/25/2020 were made and financed through non-interest-bearing payments from the Manager

#05LATOUR / Series 2005 Château Latour	One case of twelve (12) 75cl bottles of 2005 Château Latour	$9.80	$7,840	$9,800	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$1,161	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $7,441.50 entered on 05/18/2020
• Down-payment of $1,448.30 on 5/29/2020 and additional payment of $2,976.60 on 6/25/2020 were made and financed through non-interest-bearing payments from the Manager

#16PETRUS / Series 2016 Château Petrus	Two cases of six (6) 75cl bottles of 2016 Château Petrus	$5.00	$36,000	$45,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$5,214	7,200	9,000

• Purchase Agreement to acquire the Underlying Asset for $38,236 entered on 05/18/2020
• Down-payment of $7,647.20 on 5/29/2020 and additional payment of $15,294.40 on 6/25/2020 were made and financed through non-interest-bearing payments from the Manager

#16SCREAG / 2016 Screaming Eagle	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	$39.00	$31,200	$39,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$5,566	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $31,944 entered on 05/18/2020
• Down-payment of $6,388.80 on 5/29/2020 and additional payment of $12,777.60 on 6/25/2020 were made and financed through non-interest-bearing payments from the Manager

#HALONFR / Series Halo: Combat Evolved	2001 Halo: Combat Evolved [NFR Not For Resale] Wata 9.8 A++ Sealed Xbox Video Game	$27.00	$21,600	$27,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$2,630	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $23,000 entered on 06/25/2020 with expiration on 09/17/2020
#03KOBE / Series 2003-04 UD Kobe Bryant Card	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	$8.00	$40,000	$50,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$4,400	5,000	6,250	• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 06/25/2020 • Payment of $11,000 on 06/25/2020 was financed through a non-interest bearing payment from the Manager

#86RICE / Series 1986 Topps Jerry Rice Card	1986 Topps #161 Jerry Rice Rookie Card	$1.00	$18,400	$23,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$1,670	18,400	23,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 06/25/2020
• Acquired Underlying Asset for $20,000 on 6/25/2020  financed through a non-interest-bearing payment from the Manager

#AVENGERS1 / Series 1963 Avengers #1	1963 Avengers #1 CGC NM + 9.6 comic book	$54.00	$216,000	$270,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$14,675	4,000	5,000

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 06/18/2020
• Acquired Underlying Asset for $250,000 on 6/19/2020 financed through a non-interest-bearing payment from the Manager

#SUPER14 / Series Superman #14	1942 Superman #14 CGC NM 9.4 comic book	$25.00	$104,000	$130,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$7,125	4,160	5,200

• Purchase Agreement to acquire the Underlying Asset for $120,000 entered on 06/18/2020
• Acquired Underlying Asset for $120,000 on 6/19/2020 financed through a non-interest-bearing payment from the Manager

#94JETER / Series 1994 Derek Jeter Jersey	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	$45.00	$36,000	$45,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$4,450	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $39,000 entered on 06/25/2020
• Acquired Underlying Asset for $39,000 on 6/25/2020 financed through a non-interest-bearing payment from the Manager

#62MANTLE / Series 1962 Mickey Mantle World Series Bat	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	$50.00	$120,000	$150,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$14,775	2,400	3,000	• Purchase Agreement to acquire the Underlying Asset for $132,000 entered on 06/25/2020 • Down-payment of $33,000 on 06/25/2020 was financed through a non-interest bearing payment from the Manager
#DUNE / Series Inscribed First Edition Dune	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	$13.25	$10,600	$13,250	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$1,418	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $10,500 entered on 06/18/2020
• Acquired Underlying Asset for $10,500 on 6/19/2020 financed through a non-interest-bearing payment from the Manager

#TOS39 / Series Tales of Suspense #39	1963 Tales of Suspense #39 CGC NM 9.4 comic book	$45.00	$108,000	$135,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$12,038	2,400	3,000

• Purchase Agreement to acquire the Underlying Asset for $120,000 entered on 07/1/2020
• Acquired Underlying Asset for $120,000 on 7/3/2020 financed through a non-interest-bearing payment from the Manager

#2020TOPPS / Series 2020 Topps Complete Set	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	$10.00	$80,000	$100,000	Purchase Option Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$100	8,000	10,000

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller for $98,000, entered on 07/9/2020 with expiration on 12/10/2020.
• Consideration to Asset Seller paid $48,000 in cash (49% of consideration) and the remainder ($50,000) in Interests in the Series #2020TOPPS issued to the Asset Seller at the closing of the Offering.

#93DAYTONA / Series Rolex Daytona ref. 16528	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	$21.00	$33,600	$42,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$3,480	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $37,000 entered on 07/02/2020
• Acquired Underlying Asset for $37,000 on 07/03/2020 financed through a non-interest-bearing payment from the Manager

#TORNEK / Series Tornek-Rayville ref. TR-900	1964 Tornek-Rayville ref. TR-900	$55.00	$132,000	$165,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	$8,513	2,400	3,000

• Purchase Agreement to acquire the Underlying Asset for $153,000 entered on 07/02/2020
• Acquired Underlying Asset for $153,000 on 07/03/2020 financed through a non-interest-bearing payment from the Manager

#57STARR / Series 1957 Topps Bart Starr Card	1957 Topps #119 Bart Starr Rookie Card	$1.00	$6,400	$8,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	($1,180)	6,400	8,000

• Purchase Agreement to acquire the Underlying Asset for $8,000 entered on 07/07/2020
• Acquired Underlying Asset for $8,000 on 07/10/2020 financed through a non-interest-bearing payment from the Manager

#57MANTLE / Series 1957 Topps Mickey Mantle Card	1957 Topps #95 Mickey Mantle Card	$1.00	$6,400	$8,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	($1,180)	6,400	8,000

• Purchase Agreement to acquire the Underlying Asset for $8,000 entered on 07/07/2020
• Acquired Underlying Asset for $8,000 on 07/10/2020 financed through a non-interest-bearing payment from the Manager

#39TEDWILL / Series 1939 Play Ball Ted Williams Card	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	$5.00	$22,400	$28,000	Purchase Agreement	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	Upcoming	($1,130)	4,480	5,600

• Purchase Agreement to acquire the Underlying Asset for $27,7500 entered on 07/07/2020
• Acquired Underlying Asset for $27,750 on 07/10/2020 financed through a non-interest-bearing payment from the Manager

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

53

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities.  An active market in which Investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Although there is a possibility that the proposed Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), which would be a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. We anticipate that Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests would be infrequent, occurring with respect to any Series no more than every 30 to 90 days, and would be short, likely lasting only one or two days. There is no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Liquidity Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Liquidity Platform or otherwise, the market price of the Interests could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in January 2019 and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Memorabilia Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset  at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could the materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for RSE Markets to maintain the Platform.  As the Manager and Asset Manager have only been in existence since 2019 and April 2016, respectively, and are early-stage startup companies, they have no significant operating history.  Further, while the Asset Manager is also the Asset Manager for RSE Collection, LLC, another series limited liability company with a similar business model in the collectible automobile asset class, and thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-

party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or Trading Windows, through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests would in large part depend on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations may be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. As of March 2020, COVID-19 has spread to other countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause an economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 impacts our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease to the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting and our management has identified a material weakness. If our remediation of such material weakness is not effective, or we identify additional material weaknesses or other adverse findings in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

Management identified classification errors in its previously filed statements of cash flows for the year ended December 31, 2019. Management, along with its independent registered public accounting  firm identified a material weakness in the internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements  will not be prevented or detected on a timely basis. The material weakness management identified specifically related to the operation of certain review controls over the preparation of the 2019 statements of cash flows. The deficiency resulted in the restatement of the Company’s statement of cash flows for the year ended December 31, 2019.

In order to remediate the material weakness, Management has taken steps to improve our overall processes and controls. Management is committed to maintaining a strong internal control environment and believes this remediation effort will represent an improvement in existing controls. As we continue to evaluate and work to improve our internal controls over financial reporting, we may determine to take additional measures to address control deficiencies.

If our remediation efforts are insufficient to address the identified material weakness or if additional material weaknesses in internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result our financial statements may contain material misstatements or omissions.

If a regulator determines that the activities of either the Manager or Asset Manager require its registration as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests.  Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If a regulatory authority determines that the Asset Manager or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets.  In addition, if the Manager or Asset Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If at any time regulators deem the Liquidity Platform a securities exchange or alternative trading system this may require us to cease operating the Platform and will materially and adversely affect your ability to transfer your Interests.

Regulators may determine that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange under the Exchange Act.  While we do not believe that the Liquidity Platform is a securities exchange, if it is deemed to be a securities exchange then we would be required to register as a securities exchange or qualify as an alternative trading system, either of which would significantly increase the overhead of Asset Manager and could cause Asset Manager to wind down the Platform.  Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors”, there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager  and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code (as described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Government regulation specific to alcohol related Underlying Assets.

Alcohol is regulated and can only be sold to individuals of drinking age, over 21 in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold Alcohol has regulation around who has access to it, who is able to purchase it and how it’s owned.  There are regulatory restrictions around licensed entities and how they transact alcohol. Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements. As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it’s being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol. Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol related Underlying Assets at all. There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol. Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold. Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.   Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy including the recent COVID-19 pandemic and the availability of desirable Memorabilia Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Memorabilia Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests. The value of such Memorabilia Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Memorabilia Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (ex. trading cards).  Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Memorabilia Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business”, the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of further competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets.  This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art, who may decide to enter the Asset Class as well.

Dependence of an Underlying Asset on prior user or association.

The value of a Memorabilia Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals may negatively impact the value of the Underlying Asset.

Dependence on the brand of the producer of Underlying Assets.

The Underlying Assets of the Company will consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset. For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment. For example, the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio. There may also be instances where the production location for the Underlying Assets location may have been affected by climatic or political events that limit the ability to produce the product at the same level

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to be created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we intend to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even through the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication.  Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”).  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Certain Underlying Assets will be held outside of the United States and may be subject to unforeseeable events that may have a material impact on the value of such Underlying Assets.

Certain Underlying Assets will be held outside the United States. Specifically, our wine related Underlying Assets will be stored in one or more bonded warehouses located in the United Kingdom. The warehouse storing these Underlying Assets has established an effective warehousing protocol that includes a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 - 365 days a year security. While we are confident that these Underlying Assets will be stored in compliance with such protocol, the failure of the Asset Seller in the United Kingdom to effectively store these Underlying Assets and the occurrence of any unforeseen events may have a material effect on the value of such Underlying Assets and/or the related Series.

Since certain Underlying Assets will be held outside the United States, our insurance may not cover or be adequate to offset costs associated with certain events, claims and litigation, and there can be no assurance that insurance coverage will continue to be available in the future on reasonable terms.

We maintain insurance against certain, but not all, hazards that could arise or impact the value of Underlying Assets that will be held outside the United States. We maintain such insurance policies with insurers in amounts and with coverage and deductibles as our Asset Manager believes are reasonable and prudent. However, we cannot assure you that our existing insurance coverage will be adequate to protect us from all material expenses related to potential future claims for personal and property damage that may occur while certain Underlying Assets are held outside the United States or that such existing insurance coverage will be available in the future at economical prices. The occurrence of an event that is not insured or not fully insured could have a material adverse effect on the value of such Underlying Assets and/or the related Series. In particular, as we are still assessing our exposure related to events, claims and litigation, there can be no assurance that our insurance will cover any or all costs associated with such potential incidents, which could have a material adverse effect on value of such Underlying Assets and/or the related Series.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction.

Market manipulation may be a risk with the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction and private investor for Memorabilia Assets is highly illiquid and dependent on independent brokers and insider relationships.  The pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Memorabilia Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Forgeries or fraudulent Underlying Assets, lack of authentication.

The Asset Class requires a high level of expertise to understand both the basic product as well the formatting and packaging of an item.  Given the materials used for particular Memorabilia Assets, some may be relatively easy to replicate or otherwise forge. In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete. As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.

Older vintages of alcohol related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol related Underlying Asset other than what is in the bottle.

Environmental damage could impact the value of an Underlying Asset which will result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business - Facilities” for additional information). For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol related Underlying Asset can also be tasted for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences. Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol related Underlying Assets.

Some alcohol related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely effect the value of an alcohol related Underlying Asset of such a vintage.

Risks related to the Coravin testing method for alcohol related Underlying Assets.

Collectors, wine retailers, restaurants, producers and distributers have broadly adopted the use of the Coravin wine tasting system. The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. Coravin is generally used commercially for tasting wines and preserving the longevity of the bottle by consumers and enterprises, however the use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  There have been instances at auctions where bottles that have been exposed to a Coravin are viewed as less valuable as the enclosure has been compromised and wine will have been removed from the bottle. Every effort will be made to avoid acquiring an alcohol related Underlying Assets which has been exposed to a Coravin, but there can be no guarantees that an alcohol related Underlying Asset has not been exposed.

General sentiment of underlying fan base.

This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

By example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Memorabilia Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

Amended and Restated USE OF PROCEEDS – Series #03LEBRON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03LEBRON Asset Cost (1)	$25,000	73.53%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.88%
	Brokerage Fee	$340	1.00%
	Offering Expenses (2)	$500	1.47%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$200	0.59%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,560	22.24%
	Total Fees and Expenses	$8,700	25.59%
	Total Proceeds	$34,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.61 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$25,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003-04 UD LEBRON JAMES CARD

Investment Overview

•Upon completion of the Series #03LEBRON Offering, Series #03LEBRON will purchase a 2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card as the Underlying Asset for Series #03LEBRON (The “Series 2003-04 UD LeBron James Card” or the “Underlying Asset” with respect to Series #03LEBRON, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•LeBron James is a professional basketball player who has won three NBA championships, four NBA Most Valuable Player Awards (MVP), three Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history.

•LeBron joined the Cleveland Cavaliers in 2003 as the first overall draft pick and was named the 2003-04 NBA Rookie of the Year.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Patches Autographs #LJ LeBron James Signed Rookie Card.

•The Underlying Asset is a part of a limited-edition issue and numbered “007/100”.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued certification number #0011876312.  The card is encased in a protective holder with this authentication number and the condition grade NM-MT 8 clearly displayed.

Notable Features

•The Underlying Asset’s BGS condition report: Centering: 9.5, Corners: 8, Edges: 7, and Surface: 9.

•The face of the card features a picture of LeBron James in the Cleveland Cavaliers uniform, holding a basketball. The face of the card also features embossed silver text that reads: “EXQUISITE PATCHES,” the player’s name, “cavaliers,” the Upper Deck Logo, “EXQUISITE COLLECTION,” and the serial number, “007/100.”

•The face of the card features a piece of a game-used Lebron James jersey.

•The Underlying Asset features LeBron James’ signature in blue marker on a white background.

•The entire card is encased in a protective holder, with the authentication label from BGS clearly featured across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2003-04 UD Lebron James Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	LeBron James
Team	Cleveland Cavaliers / 23
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Issue	2003-04 Exquisite Collection
Rarity	1/100
Signature	“LeBron James”
Authentication	Beckett Grading Services (BGS)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003-04 UD Lebron James Card going forward.

Amended and Restated USE OF PROCEEDS – Series #03JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03JORDAN Asset Cost (1)	$33,000	80.49%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.73%
	Brokerage Fee	$410	1.00%
	Offering Expenses (2)	$500	1.22%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.24%
	Marketing Materials	$200	0.49%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,490	15.83%
	Total Fees and Expenses	$7,700	18.78%
	Total Proceeds	$41,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.62 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$33,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003-04 UD MICHAEL JORDAN CARD

Investment Overview

•Upon completion of the Series #03JORDAN Offering, Series #03JORDAN will purchase a 2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card as the Underlying Asset for Series #03JORDAN (The “Series 2003-04 UD Michael Jordan Card” or the “Underlying Asset” with respect to Series #03JORDAN, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships, when he retired for the first time to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards, until the end of his NBA career, from 2001 to 2003.

•Michael Jordan had a career average of 30.1 points per game, setting an NBA record that still stands today.

•During Michael Jordan’s career, he won six NBA championships (tied for ninth in NBA history) and was awarded five Most Valuable Player awards (tied for second in NBA history).

Asset Description

Overview & Authentication

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Patches Autographs #MJ Michael Jordan Signed Card from his final season in the NBA.

•The Underlying Asset is a part of a limited-edition issue and numbered “068/100”.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued certification number #0011876125.  The card is encased in a protective holder with this authentication number and the condition grade GEM MINT 9.5 clearly displayed.

Notable Features

•The Underlying Asset’s BGS condition report: Centering: 9.5, Corners: 9, Edges: 9.5, and Surface: 10.

•The face of the card features a picture of Michael Jordan in a Chicago Bulls uniform, holding a basketball over chest-height in his right hand over a blurry crowd. The face of the card also features embossed silver text that reads: “EXQUISITE PATCHES,” the player’s name, “bulls,” the Upper Deck Logo, “EXQUISITE COLLECTION,” and the serial number, “068/100.” The entire face of the card is surrounded by a white border.

•The face of the card features a piece of a game-used jersey worn by Michael Jordan.

•The Underlying Asset features Michael Jordan’s signature in blue marker on the right side of the face of the card. The signature is over a white background.

•The entire card is encased in a protective holder, with the authentication label from BGS across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2003-04 UD Michael Jordan Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Issue	2003-04 Exquisite Collection
Rarity	1 of 100
Inscription	“Michael Jordan”
Authentication	Beckett Grading Services (BGS)
Grade	GEM MINT 9.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003-04 UD Michael Jordan Card going forward.

USE OF PROCEEDS – Series #ALICE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ALICE Asset Cost (1)	$9,200	76.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.50%
	Brokerage Fee	$120	1.00%
	Offering Expenses (2)	$500	4.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.83%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.83%
	Marketing Materials	$200	1.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,480	12.33%
	Total Fees and Expenses	$2,500	20.83%
	Total Proceeds	$12,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.75 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	6/1/2020
Expiration Date of Agreement	12/1/2020
Down-payment Amount	$0
Installment 1 Amount	$9,200
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ALICE’S ADVENTURES IN WONDERLAND

Investment Overview

•Upon completion of the Series #ALICE Offering, Series #ALICE will purchase an 1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll as the underlying asset for Series #ALICE (The “Series Alice’s Adventures in Wonderland” or the “Underlying Asset” with respect to Series #ALICE, as applicable), the specifications of which are set forth below.

•Charles Lutwidge Dodgson was born in 1832 and was an English writer of children’s fiction under the pen name Lewis Carroll. He was best known for his novel, “Alice’s Adventures” in Wonderland, and its sequel, “Through the Looking-Glass”.

•Alice’s Adventures in Wonderland is one of the best-known and most popular works of English-language fiction. Since published in 1865, the work has never been out of print and has been translated into at least 97 languages. The novel has been adapted for stage, screen, radio, art, theme parks, board games, and video games.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll published in 1866 by D. Appleton and Co.

•The Underlying Asset is one of 1,952 copies issued by publisher D. Appleton and Co.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset is bound in the publisher's original red cloth and has a cover with triple gilt-ruled borders, central gilt vignettes, and gilt spine lettering.

•The Underlying Asset is in Livingston’s second variant form, with the first word “By” directly above the “C” in Carroll, and the “B” in the second “By” slightly to the right of the “T” in “Tenniel”

•The Underlying Asset is housed in a custom red morocco box.

Notable Defects

•The Underlying Asset is expertly re-cased with skillful repairs to the joints, and the head and tail of spine.

•The Underlying Asset shows minor staining on the covers.

Details

Series Alice’s Adventures in Wonderland
Title	Alice’s Adventures in Wonderland
Author(s)	Lewis Carroll
Publisher	D. Appleton and Co.
Publication Date	1866
Binding	Hardcover
Rarity	1 of 1,952
Book Condition	Re-cased
Edition	First Edition, Second Issue

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Alice’s Adventures in Wonderland going forward.

USE OF PROCEEDS – Series #14DRC

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #14DRC Asset Cost (1)	$45,980	85.15%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.56%
	Brokerage Fee	$540	1.00%
	Offering Expenses (2)	$500	0.93%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.19%
	Marketing Materials	$200	0.37%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,380	11.81%
	Total Fees and Expenses	$7,720	14.30%
	Total Proceeds	$54,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.76 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$9,196
Installment 1 Amount	$18,392
Installment 2 Amount	$18,392
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2014 Domaine de la romanée-conti

Investment Overview

•Upon completion of the Series #14DRC Offering, Series #14DRC will purchase one case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti as the Underlying Asset for Series #14DRC (The “Series 2014 Domaine de la Romanée-Conti” or the “Underlying Asset” with respect to Series #14DRC, as applicable), the specifications of which are set forth below.

•Domaine de la Romanée-Conti is an estate in Burgundy France that produces both red and white wine. Founded in 1869, it is widely considered to be among the best wine producers in the world.

•The Underlying Asset is one case of an assortment of twelve (12) 75 centiliter bottles from Domaine de la Romanée-Conti’s 2014 offering.

Asset Description

Overview & Authentication

•The Underlying Asset consists of one case which contains an assortment of twelve (12) bottles of 2014 Domaine de la Romanée-Conti.

•The Underlying Asset consists of the following assortment: 1 bottle of Romanée-Conti, 2 bottles of Richebourg, 2 bottles of Grands-Echézeaux, 3 bottles of La Tache, 2 bottles of Romanée-Saint-Vivant and 2 bottles of Echézeaux.

Notable Features

•The Underlying Asset is one of an estimated 6,000 cases that were produced in 2014.

•The Underlying Asset is stored in the original case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

•The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

•The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2014 Domaine de la Romanée-Conti
Vintage	2014
Type	Red
Producer	Domaine de la Romanée-Conti
Variety	Assortment
Country	France
Region	Burgundy
Subregion	Côte de Nuits
Appellation	Romanée-Conti; Richebourg; Grands-Echézeaux; La Tache; Romanée-Saint-Vivant; Echézeaux
Annual Production (Grand Vin)	6,000 cases (est.)
Number of Cases	1
Bottles Per Case	12
Bottle Size	75 centiliters
Total Bottles	12

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2014 Domaine de la Romanée-Conti going forward.

USE OF PROCEEDS – Series #05LATOUR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #05LATOUR Asset Cost (1)	$7,442	75.93%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.06%
	Brokerage Fee	$98	1.00%
	Offering Expenses (2)	$500	5.10%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.02%
	Marketing Materials	$200	2.04%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,161	11.84%
	Total Fees and Expenses	$2,059	21.01%
	Total Proceeds	$9,800	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.77 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$1,488
Installment 1 Amount	$2,977
Installment 2 Amount	$2,977
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2005 ChÂTEAU Latour

Investment Overview

•Upon completion of the Series #05LATOUR Offering, Series #05LATOUR will purchase one case of twelve (12) 75cl bottles of 2005 Château Latour as the Underlying Asset for Series #05LATOUR (The “Series 2005 Château Latour” or the “Underlying Asset” with respect to Series #05LATOUR, as applicable), the specifications of which are set forth below.

•Château Latour is a French wine estate at the southeastern tip of the Commune of Pauillac, rated as a First Growth under the 1855 Bordeaux Classification.

•The Underlying Asset is one case of twelve (12) 75 centiliter bottles of 2005 Château Latour.

Asset Description

Overview & Authentication

•The Underlying Asset consists of one case which contains twelve (12) bottles of 2005 Château Latour.

Notable Features

•The Underlying Asset is one of the estimated 12,000 cases that were produced in 2005.

•The Underlying Asset is stored in the original case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

•The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

•The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2005 Château Latour
Vintage	2005
Type	Red
Producer	Château Latour
Variety	Red Bordeaux Blend
Designation	Grand Vin
Country	France
Region	Bordeaux
Subregion	Médoc
Appellation	Pauillac
Annual Production (Grand Vin)	12,000 cases (est.)
Number of Cases	1
Bottles Per Case	12
Bottle Size	75 centiliters
Total Bottles	12

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2005 Château Latour going forward.

USE OF PROCEEDS – Series #16PETRUS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #16PETRUS Asset Cost (1)	$38,236	84.97%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.67%
	Brokerage Fee	$450	1.00%
	Offering Expenses (2)	$500	1.11%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$200	0.44%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,214	11.59%
	Total Fees and Expenses	$6,464	14.36%
	Total Proceeds	$45,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.78 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$7,647
Installment 1 Amount	$15,294
Installment 2 Amount	$15,294
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2016 ChÂTEAU PETRUS

Investment Overview

•Upon completion of the Series #16PETRUS Offering, Series #16PETRUS will purchase two cases of six (6) 75cl bottles of 2016 Château Petrus as the Underlying Asset for Series #16PETRUS (The “Series 2016 Château Petrus” or the “Underlying Asset” with respect to Series #16PETRUS, as applicable), the specifications of which are set forth below.

•Château Petrus is a wine estate in the Bordeaux region of France located in the Pomerol appellation near its eastern border to Saint-Émilion. The estate is just 28 acres and produces only one red wine entirely from Merlot Grapes.

•Château Petrus’ average annual production is limited to just 2,500 cases.

•The Underlying Asset is two cases of six (6) 75 centiliter bottles of Château Petrus 2016.

Asset Description

Overview & Authentication

•The Underlying Asset consists of two cases, each of which contains six (6) bottles of 2016 Château Latour.

Notable Features

•The Underlying Asset consists of two cases of an estimated annual production of 2,500 cases.

•The Underlying Asset is stored in the original cases.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

•The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

•The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2016 Château Petrus
Vintage	2005
Type	Red
Producer	Château Petrus
Variety	Red Bordeaux Blend
Country	France
Region	Bordeaux
Appellation	Pomerol
Annual Production (Grand Vin)	2,500 cases (est.)
Number of Cases	1
Bottles Per Case	12
Bottle Size	75 centiliters
Total Bottles	12

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2016 Château Petrus going forward.

USE OF PROCEEDS – Series #16SCREAG

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #16SCREAG Asset Cost (1)	$31,944	81.91%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.77%
	Brokerage Fee	$390	1.00%
	Offering Expenses (2)	$500	1.28%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$200	0.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,566	14.27%
	Total Fees and Expenses	$6,756	17.32%
	Total Proceeds	$39,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.79 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$6,389
Installment 1 Amount	$12,778
Installment 2 Amount	$12,778
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2016 Screaming eagle

Investment Overview

•Upon completion of the Series #16SCREAG Offering, Series #16SCREAG will purchase four cases of three (3) 75cl bottles of 2016 Screaming Eagle as the Underlying Asset for Series #16SCREAG (The “2016 Screaming Eagle” or the “Underlying Asset” with respect to Series #16SCREAG, as applicable), the specifications of which are set forth below.

•Screaming Eagle is a California wine estate that produces limited amounts of varietal wine. The estate is 57 acres and was founded by Jean Phillips, a former real estate agent, in 1986. The annual production ranges from 400 to 750 cases.

•The Underlying Asset is four cases of three (3) 75 centiliter bottles of 2016 Screaming Eagle Cabernet Sauvignon.

Asset Description

Overview & Authentication

•The Underlying Asset consists of four cases, each of which contains three (3) bottles of 2016 Screaming Eagle Cabernet Sauvignon.

Notable Features

•The Underlying Asset consists of four of the estimated 500 cases that were produced in 2016.

•The Underlying Asset is stored in the four original cases.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

•The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

•The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2016 Screaming Eagle
Vintage	2016
Type	Red
Producer	Screaming Eagle
Variety	Cabernet Sauvignon
Country	U.S.A.
Region	California
Subregion	Napa Valley
Appellation	Oakville
Annual Production (Grand Vin)	500 cases (est.)
Number of Cases	4
Bottles Per Case	3
Bottle Size	75 centiliters
Total Bottles	12

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2016 Screaming Eagle going forward.

USE OF PROCEEDS – Series #HALONFR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HALONFR Asset Cost (1)	$23,000	85.19%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.11%
	Brokerage Fee	$270	1.00%
	Offering Expenses (2)	$500	1.85%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.37%
	Marketing Materials	$200	0.74%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,630	9.74%
	Total Fees and Expenses	$3,700	13.70%
	Total Proceeds	$27,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.80 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	6/25/2020
Expiration Date of Agreement	9/17/2020
Down-payment Amount	$0
Installment 1 Amount	$23,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series Halo: Combat Evolved

Investment Overview

•Upon completion of the Series #HALONFR Offering, Series #HALONFR will purchase a 2001 Halo: Combat Evolved [NFR Not For Resale] Wata 9.8 A++ Sealed Xbox Video Game as the Underlying Asset for Series #HALONFR (The “Series Halo: Combat Evolved” or the “Underlying Asset” with respect to Series #HALONFR, as applicable), the specifications of which are set forth below.

•Halo is an American military science fiction media franchise that centers on a series of video games. Halo has sold over 65 million copies worldwide, with the video games alone grossing nearly $3.4 billion, making it one of the highest-grossing video game franchises of all time.

•Halo: Combat Evolved was released as a launch title for Microsoft’s Xbox video game console on November 15, 2001.

•The “Not for Resale” box variant was the first release of the first game in the Halo series. It was only made available for employees of Microsoft or the developer Bungie, and to a select few game stores to serve as a promotional disc.

•The Underlying Asset is a sealed copy of Halo: Combat Evolved [NFR], graded by Wata as 9.8 A++.

Asset Description

Overview & Authentication

•The Underlying Asset is one of ~2,000 Not For Resale copies of the game that were issued, and only made available to Microsoft and Bungie employees and select stores as a promotional disc.

•The Underlying Asset was released for the Microsoft Xbox game console.

•The Underlying Asset has been authenticated and graded by Wata Games.

Notable Features

•The Underlying Asset is sealed in its original packaging.

•The Underlying Asset is the highest-graded Halo: Combat Evolved NFR variant in the Wata population census with a Wata 9.8 A++ grade.

Notable Defects

•The Underlying Asset is in sealed and unopened condition.

Details

Series Halo: Combat Evolved
Game	Halo: Combat Evolved
System	Microsoft Xbox
Manufacturer	Microsoft Game Studios
Developers	Bungie
Initial Release Date	2001
Box Variant	Not For Resale: Promotional Copy
Rarity	1 of ~2,000 (NFR Variant) 1 of 1 (Wata 9.8 A++)
Authentication	Wata Games
Grade	9.8 A++ Sealed

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Halo: Combat Evolved going forward.

USE OF PROCEEDS – Series #03KOBE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03KOBE Asset Cost (1)	$44,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.60%
	Brokerage Fee	$500	1.00%
	Offering Expenses (2)	$500	1.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.20%
	Marketing Materials	$200	0.40%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,400	8.80%
	Total Fees and Expenses	$5,700	11.40%
	Total Proceeds	$50,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.81 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/25/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$11,000
Installment 1 Amount	$33,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003-04 UD KOBE BRYANT card

Investment Overview

•Upon completion of the Series #03KOBE Offering, Series #03KOBE will purchase a 2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card as the Underlying Asset for Series #03KOBE (The “Series 2003-04 UD Kobe Bryant Card” or the “Underlying Asset” with respect to Series #03KOBE, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•Kobe Bryant was a professional basketball player who won five NBA championships, an NBA Most Valuable Player Awards (MVP), two Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history.

•During the 2003-2004 season, Kobe Bryant joined what is considered to be one of the best starting lineups in NBA history, with Shaquille O’Neal, Gary Payton and Karl Malone. The Lakers went 56-26 and reached the finals for the 4th time in 5 years. Kobe Bryant averaged 24.0 points, 5.5 rebounds, 5.1 assists, and 1.7 steals for the season.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Limited Logos #KB Kobe Bryant Signed Game Used Patch Card.

•The Underlying Asset is a part of a limited-edition issue and numbered “53/75”.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued certification number #0011876370.

•The Underlying Asset has been given a condition grade of NM-MT+ 8.5 by BGS.

Notable Features

•The Underlying Asset’s BGS condition report: Centering: 9.5, Corners: 8.0, Edges: 8.5, and Surface: 8.5.

•The face of the card features a picture of Kobe Bryant’s face. The face of the card also features embossed silver text that reads: “LIMITED LOGOS,” the player’s name, the Upper Deck Logo, The Lakers Logo, and the serial number, “53/75.”

•The face of the card features a piece of a Los Angeles Laker’s logo from a game-used Kobe Bryant jersey.

•The Underlying Asset features Kobe Bryant’s signature in blue marker on a white background.

•The entire card is encased in a protective holder, with the authentication label from BGS featured across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2003-04 UD Kobe Bryant Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Kobe Bryant / 8
Team	Los Angeles Lakers
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Issue	2003-04 Exquisite Collection, Limited Logos
Rarity	1 of 75
Signature	“Kobe Bryant”
Authentication	Beckett Grading Services (BGS)
Grade	NM-MT+ 8.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003-04 UD Kobe Bryant Card going forward.

USE OF PROCEEDS – Series #86RICE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #86RICE Asset Cost (1)	$20,000	86.96%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.30%
	Brokerage Fee	$230	1.00%
	Offering Expenses (2)	$500	2.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.43%
	Marketing Materials	$200	0.87%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,670	7.26%
	Total Fees and Expenses	$2,700	11.74%
	Total Proceeds	$23,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.82 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/25/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$20,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1986 Topps jerry rice card

Investment Overview

•Upon completion of the Series #86RICE Offering, Series #86RICE will purchase a 1986 Topps #161 Jerry Rice Rookie Card as the Underlying Asset for Series #86RICE (The “Series 1986 Topps Jerry Rice Card” or the “Underlying Asset” with respect to Series #86RICE, as applicable), the specifications of which are set forth below.

•Jerry Rice was a professional football player who played wide receiver primarily with the San Francisco 49ers. Rice is the career leader for the wide receiver position for receptions, touchdown receptions and receiving yards. He has scored more points than any other non-kicker in NFL history with 1,256.

•Jerry Rice was drafted 17th overall in the 1985 NFL Draft and played his rookie season in 1986 for the San Francisco 49ers. In 1986 he recorded 49 catches for 927 yards and was named NFC Offensive Rookie of the Year by the United Press International.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1986 Topps #161 Jerry Rice Rookie Card.

•The Underlying Asset is the only recognized rookie card for Jerry Rice.

•The Underlying Asset is card #161 of 396 in the 1986 Topps Football Card Set.

•The Underlying Asset has been authenticated by Sportscard Guaranty Corporation (SGC) and issued a condition grade of GEM MINT 10.

•The Underlying Asset has an SGC certification number of 4006583.

Notable Features

•The Underlying Asset is the single highest graded example of this card in the SGC population with a SGC grade of GEM MINT 10.

•The face of the card features a picture of Jerry Rice in a San Francisco 49ers jersey, the text “49ERS” and the player’s name, “JERRY RICE” in yellow text over a red background.

•The Underlying Asset features a green and white border, designed to resemble yardage stripes on a football field.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from SGC.

Details

Series 1986 Topps Jerry Rice Card
Sport	Football
Professional League	National Football League (NFL)
Player / Number	Jerry Rice / 80
Team	San Francisco 49ers
Year / Season	1986
Memorabilia Type	Trading Card
Manufacturer	Topps
Issue	1986 Topps Football Card Set
Rarity	1 of 1 (SGC GEM-MT 10)
Authentication	Sportscard Guaranty Company (SGC)
Grade	GEM MINT 10

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1986 Topps Jerry Rice Card going forward.

USE OF PROCEEDS – Series #AVENGERS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AVENGERS1 Asset Cost (1)	$250,000	92.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.11%
	Brokerage Fee	$2,700	1.00%
	Offering Expenses (2)	$2,025	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$14,675	5.44%
	Total Fees and Expenses	$19,700	7.30%
	Total Proceeds	$270,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.83 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$250,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1963 avengers #1

Investment Overview

•Upon completion of the Series #AVENGERS1 Offering, Series #AVENGERS1 will purchase a 1963 Avengers #1 CGC NM + 9.6 comic book as the Underlying Asset for Series #AVENGERS1 (The “Series 1963 Avengers #1” or the “Underlying Asset” with respect to Series #AVENGERS1, as applicable), the specifications of which are set forth below.

•The Avengers are a fictional team of superheroes that appear in comic books published by Marvel Comics. The Avengers have appeared in a broad range of media, including television and film. Movies based upon the comic book series: “Avengers: Endgame,” “Avengers: Infinity War” and “The Avengers,” respectively, hold the first, second, and third position on the list of highest-grossing superhero films of all time.

•The Avengers were created by writer-editor Stan Lee and artist Jack Kirby. The characters were based off of a previous Lee and Kirby superhero team, the All-Winners squad, which appeared in comics published by Timely.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1963 Avengers #1 comic book with a CGC grade of NM+ 9.6.

•Avengers #1 is the first volume of the self-titled Avengers comic book series and features the origin of the Avengers and the first appearances of the Avengers.

Notable Features

•The Underlying Asset is one of 6 copies with CGC grade of NM+ 9.6, placing it in the top 0.2% of graded copies, with no copies known to exist in better condition.

•The Underlying Asset has cover art by Jack Kirby and Dick Ayers.

•The cover of the Underlying Asset features the following text: “THOR!” “ANT MAN!” “HULK!” and “IRON MAN!” across the top of page.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1963 Avengers #1
Title	Avengers #1
Key Issue	First appearance of the Avengers; Origin of the Avengers
Publisher	Marvel
Store Date	August 31, 1963
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby
Inks	Dick Ayers
Authentication	CGC
Grade	NM+ 9.6

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1963 Avengers #1 going forward.

USE OF PROCEEDS – Series #SUPER14

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SUPER14 Asset Cost (1)	$120,000	92.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.23%
	Brokerage Fee	$1,300	1.00%
	Offering Expenses (2)	$975	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,125	5.48%
	Total Fees and Expenses	$9,700	7.46%
	Total Proceeds	$130,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.84 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1942 Superman #14

Investment Overview

•Upon completion of the Series #SUPER14 Offering, #SUPER14 will purchase a 1942 Superman #14 CGC NM 9.4 comic book as the Underlying Asset for Series #SUPER14 (the “Series Superman #14” or the “Underlying Asset” with respect to Series #SUPER14, as applicable), the specifications of which are set forth below.

•Superman is an ongoing American comic book series featuring the DC Comics superhero Superman as its main protagonist. Superman began as one of several features in the National Periodical Publications comic book Action Comics #1 in June 1938 before appearing in his own self-titled comic book, the first for any superhero, which premiered in 1939.

•Superman #14 is the 14th issue in the self-titled Superman comic book series.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1942 Superman #14 comic book with a CGC grade of NM 9.4.

•The Underlying Asset features cover art by artist Fred Ray, referred to as the “classic patriotic shield cover.”

Notable Features

•The Underlying Asset is the single highest-graded example of the 1942 Superman #14 known to exist.

•The Underlying Asset has off-white to white pages.

•The Underlying Asset features an advertisement for Sensation Comic #1.

•The cover of the Underlying Asset features an illustration of Superman over an American-flag shield with an eagle landing on his elbow.

•The cover of the Underlying Asset features a 10-cents price tag.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Superman #14
Title	Superman #14
Publisher	DC Comics
Store Date	January 10, 1942
Cover Price	$0.10
Editing	Whitney Ellsworth
Script	Jerry Siegel, Ray McGill, Norman Goss, Edgar Weston, Henry Boltinoff, Josette Frank
Pencils	Fred Ray, Leo Nowak, Ray McGill, Henry Boltinoff
Inks	Fred Ray, Leo Nowak, Ray McGill, John Sikela, Henry Boltinoff
Letters	Typeset, Ray McGill, Henry Boltinoff
Authentication	CGC
Grade	NM 9.4

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Superman #14 going forward.

USE OF PROCEEDS – Series #94JETER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94JETER Asset Cost (1)	$39,000	86.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.67%
	Brokerage Fee	$450	1.00%
	Offering Expenses (2)	$500	1.11%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$200	0.44%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,450	9.89%
	Total Fees and Expenses	$5,700	12.67%
	Total Proceeds	$45,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.85 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/25/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$39,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1994 Derek Jeter jERSEY

Investment Overview

•Upon completion of the Series #94JETER Offering, Series #94JETER will purchase a 1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey as the Underlying Asset for Series #94JETER (The “Series 1994 Derek Jeter Jersey” or the “Underlying Asset” with respect to Series #94JETER, as applicable), the specifications of which are set forth below.

•Derek Jeter was a professional baseball player who is a fourteen-time All-Star, five-time World Champion, World Series MVP, five-time Gold Glove Award Winner, five-time Silver Slugger Award winner, and two-time AL Hank Arron Award recipient.

•The Columbus Clippers are a professional Minor League Baseball team based in Columbus, Ohio. They are the Triple-A affiliate team of the Cleveland Indians.

•In 1994 Derek Jeter played for 3 minor league teams, one of which was the Columbus Clippers. He was honored with the Minor League Player of the Year Award by Baseball America, The Sporting News, USA Today and Topps, and went on to play in the MLB for the New York Yankees 1995, the following season.

Asset Description

Overview & Authentication

•The Underlying Asset is a signed and game-used Columbus Clippers away jersey worn by Jeter during the 1994 season. In 1994, Jeter had a combined 5 home runs, an on-base percentage of .410, and was selected as the Minor League Player of the Year.

•The Underlying Asset is signed by Derek Jeter.

•The Underlying Asset has been issued a Letter of Authenticity authenticated by Beckett Grading Services (BGS), an industry-leading authentication service used by auction houses and collectors across the globe.

Notable Features

•The Underlying Asset is a Columbus Clippers gray six-button knit road jersey issued to and worn by Derek Jeter during the 1994 minor league season.

•The Underlying Asset is signed “Derek Jeter” in silver sharpie on the number “2.”

•The Underlying Asset has “Columbus” sewn on the front side of the of the jersey, and the number “24” sewn on the verso, both in navy tackle twill, outlined with white tackle twill.

•The Underlying Asset is a size “L” button-down jersey manufactured by Betlin Mfg. Co of Columbus, Ohio, whose tag is sewn on the inside back collar.

•The Underlying Asset has an MLB 125th Anniversary patch sewn on the right sleeve.

Notable Defects

•The team wordmark and back numbers are puckered from wash and use.

•The Underlying Asset shows signs of wear consistent with its age and grade from Beckett.

Details

Series 1994 Derek Jeter Jersey
Sport	Baseball
Professional League	Class AAA International League (IL)
Team	Columbus Clippers
Player / Number	Derek Jeter / 24
Year / Season	1994
Memorabilia Type	Signed Game-Worn Jersey
Jersey Type	Away
Primary Color	Gray
Secondary Color	Navy
Signature	“Derek Jeter”
Manufacturer	Betlin Mfg co.
Authentication	Beckett Grading Services (BGS)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1994 Derek Jeter Jersey going forward.

USE OF PROCEEDS – Series #62MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #62MANTLE Asset Cost (1)	$132,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.20%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$14,775	9.85%
	Total Fees and Expenses	$17,700	11.80%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.86 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/25/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$33,000
Installment 1 Amount	$99,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1962 Mickey ManTLe World Series bat

Investment Overview

•Upon completion of the Series #62MANTLE Offering, Series #62MANTLE will purchase a 1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series as the Underlying Asset for Series #62MANTLE (The “Series 1962 Mickey Mantle World Series Bat” or the “Underlying Asset” with respect to Series #62MANTLE, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a Hillerich & Bradsby Louisville Slugger F108 model baseball bat used by Mickey Mantle during the 1962 Major League Baseball (MLB) World Series.

•Mickey Mantle was an American professional baseball player who played for the New York Yankees from 1951 to 1968 as a center fielder and first baseman. Over the course of his career, Mantle was selected to sixteen all-star teams and won the World Series seven times. In addition, Mantle holds the World Series record with eighteen home runs.

•Mickey Mantle won the American League MVP for the 1962 season and helped the Yankees secure the World Series title in a seven-game series over the San Francisco Giants.

Asset Description

Overview & Authentication

•The Underlying Asset was used by Mickey Mantle during 1962 MLB World Series, which was won in Game 7 by Mantle and the New York Yankees.

•The Underlying Asset was ordered on October 2nd, 1962, two days before Game 1 of the 1962 World Series, by Mickey Mantle who specified that he wanted a longer than normal bat length of 35.5 inches.

•Professional Sports Authenticator (PSA) has provided a letter of authenticity for the Underlying Asset and issued a grade of PSA/DNA GU 9.

Notable Features

•The Underlying Asset was manufactured by Hillerich & Bradsby and has a 5108-model number, signifying a labeling period of 1962.

•The Underlying Asset is autographed “Mickey Mantle” on the right barrel in black Sharpie pen.

•The Underlying Asset is uncracked and displays evidence of exceptional use, with numerous ball marks on the left and back barrel.

•The Underlying Asset shows cleat marks on the back barrel and blue bat rack marks on the handle and right barrel.

•The Underlying Asset has Mantle’s number “7” on the knob and top of the barrel in vintage black paint.

•The Underlying Asset is 35.5 in. long, weighs 32.2 oz. and is made from Ash wood with a standard finish.

Notable Defects

•The Underlying Asset is un-cracked and shows evidence of exceptional use.

Details

Series 1962 Mickey Mantle World Series Bat
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Mickey Mantle / 7
Team	New York Yankees
Season	1962
Game(s)	1962 World Series
Memorabilia Type / Manufacturer	5108 Professional Model Bat / Hillerich & Bradsby
Primary Color	Brown
Length	35.5 inches
Weight	32.2 ounces
Wood	Ash
Finish	Standard
Location	Yankee Stadium, NY / Giants Ballpark, CA
Authentication	PSA/DNA
Grade	GU 9
Condition	Original, Unaltered, Game-Used

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 Mickey Mantle World Series Bat going forward.

USE OF PROCEEDS – Series #DUNE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DUNE Asset Cost (1)	$10,500	79.25%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.26%
	Brokerage Fee	$133	1.00%
	Offering Expenses (2)	$500	3.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.75%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.75%
	Marketing Materials	$200	1.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,418	10.70%
	Total Fees and Expenses	$2,450	18.49%
	Total Proceeds	$13,250	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.87 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$10,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES INSCRIBED FIRST EDITION DUNE

Investment Overview

•Upon completion of the Series #DUNE Offering, #DUNE will purchase a 1965 Inscribed First Edition Copy of Frank Herbert’s Dune as the Underlying Asset for Series #DUNE (the “Series Inscribed First Edition Dune” or the “Underlying Asset” with respect to Series #DUNE, as applicable), the specifications of which are set forth below.

•Franklin Patrick Herbert, Jr. was an American science-fiction author born in 1920, best known for his 1965 novel Dune and its five sequels.

•Dune is considered to be one of the greatest science-fiction novels of all time and is considered the best-selling science-fiction novel in history.

•Dune has been cited as the inspiration behind a wide variety of novels, music, television, games, comic books, and films, the most notable of which is Star Wars.

•Dune was first published in serialized form in the magazine, Analog, between 1963 and 1965 as two shorter works: “Dune World” and “The Prophet of Dune” before it was published in a single volume by Chilton Book Company in 1965.

Asset Description

Overview & Authentication

•The Underlying Asset is a First Edition copy of Dune by Frank Herbert, published by Chilton Book Company in 1965.

•The Underlying Asset is in the First Issue dust jacket.

•The Underlying Asset is inscribed by Frank Herbert.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is signed and inscribed with the following text: “For Alex – The real 1st Edition of Dune – Frank Herbert”

•The Underlying Asset has baby blue boards with white lettering on the spine.

•The Underlying Asset has the original First Issue dust jacket, with the $5.95 price present on the front flap.

Notable Defects

•The Underlying Asset is a near fine copy in a very good unrestored First Issue dust jacket.

Details

Inscribed First Edition Dune
Title	Dune
Author	Frank Herbert
Publisher	Chilton Book Company
Publication Date	1965
Binding	Hardcover
Book Condition	Near Fine
Edition	First Edition, First Issue
Inscriptions or Note	Frank Herbert: “For Alex – The real 1st Edition of Dune – Frank Herbert”

Depreciation

The Company treats Memorabilia and Collectible assets as collectible and therefore will not depreciate or amortize the Series Inscribed First Edition Dune going forward.

USE OF PROCEEDS – Series #TOS39

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TOS39 Asset Cost (1)	$120,000	88.89%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.22%
	Brokerage Fee	$1,350	1.00%
	Offering Expenses (2)	$1,013	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,038	8.92%
	Total Fees and Expenses	$14,700	10.89%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.88 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/1/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES TALES OF SUSPENSE #39

Investment Overview

•Upon completion of the Series #TOS39 Offering, Series #TOS39 will purchase a 1963 Tales of Suspense #39 CGC NM 9.4 comic book as the Underlying Asset for Series #TOS39 (The “Series Tales of Suspense #39” or the “Underlying Asset” with respect to Series #TOS39, as applicable), the specifications of which are set forth below.

•Tales of Suspense is an American comic book anthology series and two standalone comics published by Marvel. The first installment of the anthology, Tales of Suspense, which ran from 1959 to 1968, was a science-fiction anthology until it changed its title to Captain America with issue #100 in April 1968.

•Tales of Suspense #39 was distributed to newsstands in December 1962 and featured the first appearance of Iron Man.

•Iron Man is a fictional superhero created by writer/editor Stan Lee and is one of the founding members of the Avengers superhero team. Iron Man has been featured in over 10 movies in the Marvel Cinematic Universe and is ranked as #12 on IGN’s “Top 100 Comic Book Heroes” in 2011.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1963 Tales of Suspense #39 comic book with a CGC grade of NM 9.4.

•Tales of Suspense #39 features the four stories: “Iron Man is Born!” written by Stan Lee and illustrated by Don Heck; the text story “The Treasure”; “The Last Rocket!” written by Stan Lee and illustrated by Gene Colan; and “Gundar!” written by Stan Lee and illustrated by Steve Ditko.

•The Underlying Asset is in the top 1.6% of CGC graded copies of Tales of Suspense #39. It is one of 23 copies graded at CGC 9.4 and only five copies have been graded higher.

Notable Features

•The Underlying Asset features the origin and first appearance of Iron Man (Tony Stark).

•The Underlying Asset has off-white pages.

•The Underlying Asset comes from the Bethlehem collection, which were collected and preserved by Stanley Pachon in Bethlehem, PA and featured comics from the Gold and Silver Age of Comic Books.

•The Underlying Asset’s cover by Jack Kirby and Don Heck features an illustration of Iron Man in an action pose with three small panels on the left side of the page that show him progressively put on his exoskeleton.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition from CGC.

Details

Series Tales of Suspense #39
Title	Tales of Suspense #39
Publisher	Marvel
Store Date	March, 1963
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee, Larry Lieber
Pencils	Jack Kirby, Don Heck, Gene Colan, Steve Ditko
Inks	Don Heck, Gene Colan, Steve Ditko
Letters	Artie Simek, Ray Halloway
Authentication	CGC
Grade	NM 9.4

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Tales of Suspense #39 going forward.

USE OF PROCEEDS – Series #2020TOPPS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #2020TOPPS Asset Cost (1)	$48,000	48.00%
	Interests issued to Asset Seller as part of total consideration (1)	$50,000	50.00%
	Cash on Series Balance Sheet	$150	0.15%
	Brokerage Fee	$1,000	1.00%
	Offering Expenses (2)	$750	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$0	0.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$100	0.10%
	Total Fees and Expenses	$1,850	1.85%
	Total Proceeds	$100,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.89 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	7/9/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$48,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$50,000
Asset Seller Specifics	None
Acquisition Expenses	$0

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2020 TOPPS COMPLETE SETS

Investment Overview

•Upon completion of the Series #20TOPPS Offering, Series #20TOPPS will purchase Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards as the underlying asset for Series #20TOPPS (The “Series 2020 Topps Complete Set” or the “Underlying Asset” with respect to Series #20TOPPS, as applicable), the specifications of which are set forth below.

•Founded in 1938, The Topps Company, Inc. is an American manufacturer of gum, candy and collectibles.

•In 1974 Topps offered their first Complete Factory Set of baseball cards

•In 2010 Topps became the exclusive trading card manufacturer of Major League Baseball.

•The Underlying Asset is 10 Complete Sets of Limited First Edition 2020 baseball cards produced by Topps for the 2020 MLB season.

•Topps produced a total of 12 Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards. The two remaining cases are owned and held by Topps at their headquarters.

Asset Description

Overview & Authentication

•The Underlying Asset is 10 (ten) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards

•The underlying asset consists of 7,000 individual Limited First Edition Cards, divided into ten complete sets.

•Each Complete Set contains 350 Limited First Edition Series 1 Cards, numbered 1 through 350.

•Each Complete Set contains 350 Limited First Edition Series 2 Cards, numbered 351 through 700.

Notable Features

•The Underlying Asset contains 7,000 individual cards, each marked with a 1st-edition foil logo.

•The Underlying Asset consists of ten complete sets. Each complete set is housed in a limited-edition wooden box produced by The Topps Company, Inc.

•Each wooden box contains 350 2020 First Edition Series 1 cards and 350 2020 First Edition Series 2 cards.

Notable Defects

•The Underlying Asset is in new and unopened condition.

Interests issued to Asset Seller as part of total purchase consideration

•As part of total purchase considerations, the Asset Seller will be issued 5,000 membership interests (50% of Series Interests) in the Series with an aggregate value of $50,000 (the “Asset Seller Equity Interest”) at the Closing of the Offering for the Series.

Disclaimer

•The Asset Seller does not, in any manner, make any representations as to the current value of the Underlying Asset or whether the Underlying Asset will attain any future value.

•The foregoing disclaimer from the Asset Seller as to the current or future value of the Series 2020 Topps Complete Sets will be included in all marketing and other sale materials related to such Underlying Asset.



Restrictions on Sale of Underlying Asset

•Without our prior written consent (which may be withheld in our sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller Equity Interest for a period of180 Days (the “Lockup Period”) following the Closing of the Series.

•Without our prior written consent (which may be withheld in our sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber more than 2% of the Asset Seller Equity Interest during a single Trading Window following the Lockup Period.

Details

Ten 2020 Topps Complete Sets – First Edition
Sport	Baseball
Professional League	Major League Baseball (MLB)
Memorabilia Type	Trading Cards
Year / Season	2020
Manufacturer	The Topps Company
Issue	2020 Major League Baseball Complete Set
Edition	First Edition
Number of Cards in Set	700
Number of Series in Set	2
Number of Sets	10
Casing	Limited Edition, Wood

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series 2020 Topps Complete Sets going forward.

USE OF PROCEEDS – Series #93DAYTONA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93DAYTONA Asset Cost (1)	$37,000	88.10%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.71%
	Brokerage Fee	$420	1.00%
	Offering Expenses (2)	$500	1.19%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.24%
	Marketing Materials	$200	0.48%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,480	8.29%
	Total Fees and Expenses	$4,700	11.19%
	Total Proceeds	$42,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.90 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/2/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee

DESCRIPTION OF THE SERIES ROLEX DAYTONA REF. 16528

Investment Overview

•Upon completion of the Series #93DAYTONA Offering, Series #93DAYTONA will purchase a 1993 Rolex Oyster Perpetual Cosmograph Daytona Ref. 16528 as the Underlying Asset for Series #93DAYTONA (The Series “Rolex Daytona ref. 16528” of the “Underlying Asset” with respect to Series #93DAYTONA, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•Rolex first introduced chronograph watches in 1963, and they quickly earned the nickname “Daytona.” The Daytona name first appeared on the dials of Rolex Chronograph watches in 1965.

•In 1988 Rolex introduced a new Oyster Perpetual Cosmograph Daytona, the reference 16500 series. The 16500 series introduced a new movement, had a larger case diameter, and featured a sapphire crystal in place of the Plexiglas crystal found in earlier models.

•The Underlying Asset is a 1993 Rolex Cosmograph Daytona Ref. 16528 in yellow gold, with a white dial that features factory diamond-set hour indexes.

Asset Description

Overview and Authentication

•The Underlying Asset has an 18k yellow gold case and 18k yellow gold bracelet and features a white dial with factory diamond-set hour indexes that are surrounded by thin bezels of yellow gold.

•The Underlying Asset comes accompanied with its original box, original papers, and the original hang tag featuring the full serial number.

•Reference 16500 series Daytona’s are referred to as the “Zenith” Daytona, due to their automatic movement that was based on the Zenith Caliber 4030.

•Reference 16500 series Daytona’s are nicknamed “inverted 6” Daytona, because the “6” in the hour totalizer on the dial is upside down and resembles a “9” from the perspective of the wearer.

Notable Features

•The Underlying Asset features a white “Serti dial,” which is a classification derived from the French word “sertisasage,” and means “gem setting,” used by Rolex to signify that the diamonds on the dial were installed by the factory.

•The Underlying Asset retains its original Rolex caseback sticker.

•The Underlying Asset features an 18k yellow gold Rolex Oyster case, 18k yellow gold screw-down pushers, 18k yellow gold crown, and an 18k yellow gold caseback.

•The Underlying Asset features its original 18k yellow gold Rolex Oyster bracelet with 18k yellow gold folding clasp.

Notable Defects

•The Underlying Asset is in like-new condition and features the original caseback sticker which shows light signs of wear.

•The Underlying Asset has an S serial number, dating the watch to 1993.

Details

Depreciation

Series Rolex Daytona ref. 16528
BASIC OVERVIEW
Reference Number	16528
Brand	Rolex
Model	Oyster Perpetual Chronograph Daytona
Case Material	18k yellow gold
Year	1993
Condition	Like-New
Scope of Delivery	Original Box, Original Papers, Original Hang Tag
Functions	Chronograph: Hours, Minutes, Sub-Seconds
CALIBER
Movement	Automatic
Movement/Caliber	4030, Officially Certified Chronometer Self-Winding
CASE
Case Diameter	40 mm
Bezel Material	18k yellow gold
Glass	Sapphire Crystal
Dial	White
Dial Numbers	Factory Diamond Hour Markers
BRACELET/STRAP
Bracelet Material	18k yellow gold
Clasp	Fold clasp
Clasp Material	18k yellow gold

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Rolex Daytona ref. 16528 going forward.

USE OF PROCEEDS – Series #TORNEK

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TORNEK Asset Cost (1)	$153,000	92.73%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,650	1.00%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.06%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,513	5.16%
	Total Fees and Expenses	$11,700	7.09%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.91 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/2/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$153,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES TORNEK-RAYVILLE REF. TR-900

Investment Overview

•Upon completion of the Series #TORNEK Offering, Series #TORNEK will purchase a 1964 Tornek-Rayville Ref. TR-900 as the Underlying Asset for Series #TORNEK (The Series “Tornek-Rayville ref. TR-900” of the “Underlying Asset” with respect to Series #TORNEK, as applicable), the specifications of which are set forth below.

•The US Navy Experiential Diving Unit (NEDU) tested a handful of “submersible wrist watches” in the late 1950s for use by elite US Navy diving units. The only watch that passed was the Blancpain 50 Fathoms.

•The Blancpain Fifty Fathoms was a favorite dive watch of military units worldwide in the 1960s, made by Blancpain SA, a Swiss luxury watch manufacturer founded in 1735.

•The “Buy American Act” mandated that the US military give preference to American manufacturers for military supplies. New York watch importer, Allen V. Tornek, convinced Blancpain to put "Tornek-Rayville U.S." on the dial of their Swiss-made Fifty Fathoms model, which he then sold as “American” to the US Navy through his New York based company. ~1,000 Tornek-Rayville watches were produced.

•When the Tornek-Rayville TR-900s were decommissioned, the US Navy required divers to return or destroy their military issue watches. Experts estimate that more than 95% of were destroyed.

•The Underlying Asset is a military-issued 1964 Tornek Rayville ref. TR-900 in unrestored and original condition used by an elite US Navy Diver in the mid-to-late 1960s.

Asset Description

Overview and Authentication

•The Underlying Asset is one of ~1,000 Tornek-Rayville TR-900s produced for and issued by the US Navy.

•The Underlying Asset was worn by a US Naval diver who served in an elite diving unit.

•The Underlying Asset is one of an estimated 30 to 50 Tornek-Rayville TR-900s that remain in existence.

•The Underlying Asset is in unrestored condition, and features its original movement, hands, and bezel.

Notable Features

•The Underlying Asset is engraved with serial number “0102” on its caseback.

•The Underlying Asset features a screw-down solid case back with an outer ring engraved with "IF FOUND RETURN TO NEAREST MILITARY FACILITY – AEC LICENSE 8-5970-6 - MIL-W-22176 – DANGER – NON MAGNETIC," and the Radiation Danger Emblem with "RADIOACTIVE MATERIAL"

•The Underlying Asset’s dial is signed “Tornek – Rayville, US,” and features a circular moisture indicator.

•The Underlying Asset has radioactive isotype Promethium 147 luminescence on its hands and markers.

Notable Defects

•The Underlying Asset is in unrestored condition.

•The Underlying Asset shows signs wear commensurate with its age and military use.

•The Underlying Asset has had its crystal buffed and cleaned for clarity.

Details

Series Tornek-Rayville ref. TR-900
BASIC OVERVIEW
Reference Number	TR-900
Brand	Tornek Rayville, US
Model	MIL-W-22176
Case Material	Stainless-Steel
Year	Circa 1964
Condition	Unrestored
Scope of Delivery	Watch only
Functions	Time only
CALIBER
Movement	Automatic
Movement/Caliber	Cal. AS1361, 17 jewels
CASE
Case Diameter	40mm
Bezel	Unidirectional rotating, flat black.
Glass	Acrylic
Dial	Black
Dial Numbers	Circle, baton, and triangle hour indices
BRACELET/STRAP
Bracelet Material	Nylon
Clasp	Stainless Steel

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Tornek-Rayville ref. TR-900 going forward.

USE OF PROCEEDS – Series #57STARR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #57STARR Asset Cost (1)	$8,000	100.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.75%
	Brokerage Fee	$80	1.00%
	Offering Expenses (2)	$500	6.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.25%
	Marketing Materials	$200	2.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$1,180	-14.75%
	Total Fees and Expenses	-$300	-3.75%
	Total Proceeds	$8,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.92 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/7/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$8,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1957 Topps BART STARR Card

Investment Overview

•Upon completion of the Series #57STARR Offering, Series #57STARR will purchase a 1957 Topps #119 Bart Starr Rookie Card as the Underlying Asset for Series #57STARR (The “Series 1957 Topps Bart Starr Card” or the “Underlying Asset” with respect to Series #57STARR, as applicable), the specifications of which are set forth below.

•Bart Starr was an NFL quarterback for the Green Bay Packers between 1956 and 1971. Starr was a two-time Super Bowl champion, two-time Superbowl MVP, four-time Pro Bowler, and the recipient of the NFL Most Valuable Player Award in 1966.

•Bart Star was picked 200th overall in the 17th round of the 1956 NFL Draft by the Green Bay Packers.

•Between 1956, his rookie season, and 1971, Starr lead the Green Bay Packers to six division, five NFL, and two Superbowl titles.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1957 Topps #119 Bart Starr Rookie Card graded PSA NM-MT 8.

•The Underlying Asset is the only recognized rookie card of Bart Starr.

•The Underlying Asset is card #119 in the 154-card Topps 1957 Football set.

•The Underlying Asset has been authenticated by Professional Sports Authenticator (PSA) and issued a condition grade of NM-MT 8.

Notable Features

•The Underlying Asset is one of 93 1957 Topps #119 Bart Starr cards graded NM-MT 8 by PSA, placing it in the top 5.1% of graded examples, with only 3 examples known to exist in higher condition.

•The Underlying Asset measures 2-½” by 3-½” and the face of the card features a horizontally oriented player portrait placed side-by side with an action scene. The athlete’s name, team name, and position are listed at the bottom of the card.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from PSA.

Details

Series 1957 Topps Bart Starr Card
Sport	Football
Professional League	National Football League
Player / Number	Bart Starr / 42
Team	Green Bay Packers
Year / Season	1957
Memorabilia Type	Trading Card
Manufacturer	Topps
Issue	1957 Topps Football Card Set
Rarity	1 of 93 (PSA NM-NT 8)
Authentication	Professional Sports Authenticator (PSA)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1957 Topps Bart Starr Card going forward.

USE OF PROCEEDS – Series #57MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #57MANTLE Asset Cost (1)	$8,000	100.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.75%
	Brokerage Fee	$80	1.00%
	Offering Expenses (2)	$500	6.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.25%
	Marketing Materials	$200	2.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$1,180	-14.75%
	Total Fees and Expenses	-$300	-3.75%
	Total Proceeds	$8,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.93 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/7/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$8,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1957 Topps Mickey Mantle Card

Investment Overview

•Upon completion of the Series #57MANTLE Offering, Series #57MANTLE will purchase a 1957 Topps #95 Mickey Mantle Card as the Underlying Asset for Series #57MANTLE (The “Series 1957 Topps Mickey Mantle Card” or the “Underlying Asset” with respect to Series #57MANTLE, as applicable), the specifications of which are set forth below.

•Mickey Mantle was an American professional baseball player who played for the New York Yankees from 1951 to 1968 as a center fielder and first baseman. Over the course of his career, Mantle was selected to sixteen all-star teams and won the World Series seven times. In addition, Mantle holds the World Series record with eighteen home runs.

•The 1957 Topps Baseball set was the first year that the manufacturer used the now-standard measurement for cardboard collectible cards of 2-½” by 3-½”.

•In 1957 Mantle won his second consecutive American League MVP award, after batting .365 with 173 hits, 34 home runs and 94 RBIs as well as a league-leading 121 runs scored and 146 walks.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1957 Topps #95 Mickey Mantle card graded PSA NM-MT 8.

•The Underlying Asset is card #95 in the 407-card Topps 1957 Baseball set.

•The Underlying Asset has been authenticated by Professional Sports Authenticator (PSA) and issued a condition grade of NM-MT 8.

Notable Features

•The Underlying Asset is one of 275 1957 Topps #95 Mickey Mantle cards graded as NM-MT 8 by PSA, placing it in the top 4.7% of graded examples, with only 23 examples known to exist in higher condition.

•The Underlying Asset measures 2-½” by 3-½” and features a full-color image of Mickey Mantle in the follow-through batting position, with the player’s name, team and position printed across the bottom of the card.

•The Underlying Asset features Mickey Mantle’s statistics on the reverse side of the card.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from PSA.

Details

Series 1957 Topps Mickey Mantle Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Mickey Mantle / 7
Team	New York Yankees
Year / Season	1957
Memorabilia Type	Trading Card
Manufacturer	Topps
Issue	1957 Topps Baseball Card Set
Rarity	1 of 275 (PSA NM-MT 8)
Authentication	Professional Sports Authenticator (PSA)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1957 Topps Mickey Mantle Card going forward.

USE OF PROCEEDS – Series #39TEDWILL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #39TEDWILL Asset Cost (1)	$27,750	99.11%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.07%
	Brokerage Fee	$280	1.00%
	Offering Expenses (2)	$500	1.79%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.36%
	Marketing Materials	$200	0.71%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$1,130	-4.04%
	Total Fees and Expenses	-$50	-0.18%
	Total Proceeds	$28,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.94 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/7/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$27,750
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series 1939 Play Ball Ted Williams Card

Investment Overview

•Upon completion of the Series #39TEDWILL Offering, Series #39TEDWILL will purchase a 1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card as the Underlying Asset for Series #39TEDWILL (The “Series 1939 Play Ball Ted Williams Card” or the “Underlying Asset” with respect to Series #39TEDWILL, as applicable), the specifications of which are set forth below.

•Ted Williams was a left fielder for the Boston Red Sox from 1939 to 1960 and is regarded as one of the greatest hitters in baseball history. Williams was a nineteen-time All-Star, two-time recipient of the American League Most Valuable Player Award, a six-time American League batting champion, and a two-time Triple Crown winner.

•Gum, Inc. (later Bowman Gum, Inc.), produced their ‘Play Ball’ baseball card sets from 1939 to 1941. After the 1941 season, no further sports trading card sets were produced until 1948 because resources such as paper were needed for the war effort.

•In 1939, Williams’ rookie season, he finished the year with a batting average of .327, 31 home runs, and he led the league with 135 RBIs, the first rookie to ever do so. Though in 1939 there was not an official Rookie of the Year Award, Babe Ruth declared Williams the unofficial recipient.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1939 Gum Inc. Play Ball #92 Mickey Mantle Card graded SGC NM-MT+ 8.5.

•The Underlying Asset is card #26 in the 161-card 1939 Play Ball Baseball Card debut set by Gum Inc.

•The Underlying Asset has been authenticated by Sportscard Guaranty Corporation (SGC) and issued a condition grade of NM-MT+ 8.5.

Notable Features

•The Underlying Asset is one of 9 cards graded NM-MT+ 8.5 by SGC, placing it in the top 2.5% of SGC-graded examples, with no examples known to exist in higher condition.

•The Underlying Asset was issued for Ted Williams’ rookie season.

•The Underlying Asset measures 2-1/2” by 3–1/8” and the front side of the card features a black-and-white photograph of Ted Williams in his follow-through position.

•The Underlying Asset features a white border around the black-and-white player photograph.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from SGC.

Details

Series 1939 Play Ball Ted Williams Card
Sport	Baseball
Professional League	Major League Baseball
Player / Number	Ted Williams / 9
Team	Boston Red Sox
Year / Season	1939
Memorabilia Type	Trading Card
Manufacturer	Gum, Inc.
Issue	1939 Play Ball Series
Rarity	1 of 9 (SGC NM-MT+ 8.5)
Authentication	Sportscard Guaranty Company
Grade	NM-MT+ 8.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1939 Play Ball Ted Williams Card going forward.

RSE ARCHIVE, LLC FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE ARCHIVE, LLC AND VARIOUS SERIES:

Period January 3, 2019 to December 31, 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-5

Consolidated Statements of Members’ Equity F-8

Consolidated Statements of Cash Flows F-10

Notes to Consolidated Financial Statements F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Archive, LLC (the "Company") in total and for each listed Series as of December 31, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2020.

EISNERAMPER LLP

New York, New York

March 31, 2020, except for Note J as to which the date is April 21, 2020.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 13	$ 13	$ -
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,100	$ 1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ -	$ 13	$ -
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

See accompanying notes, which are an integral part of these financial statements.

F-3

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	13	13	-
Insurance	237	100	32	66	66
Professional Fees	220	200	180	154	130
Marketing Expense	150	-	-	-	-
Total Operating Expenses	607	301	225	233	196
Operating Loss	(607)	(301)	(225)	(233)	(196)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(607)	(301)	(225)	(233)	(196)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)

Basic and Diluted (Loss) per Membership Interest	$(0.61)	$(0.15)	$(0.11)	$(0.23)	$(0.07)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$-	$-	$1	$-	$-
Transportation	-	-	-	163	-
Insurance	12	10	104	56	34
Professional Fees	130	130	110	110	71
Marketing Expense	-	-	-	-	-
Total Operating Expenses	142	140	215	329	105
Operating Loss	(142)	(140)	(215)	(329)	(105)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(142)	(140)	(215)	(329)	(105)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)

Basic and Diluted (Loss) per Membership Interest	$(0.71)	$(0.70)	$(0.21)	$(0.16)	$(0.10)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

F-6

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Operating Expenses
Storage	$1	$-	$-	$-	$1,881
Transportation	-	-	-	-	580
Insurance	11	949	83	52	2,607
Professional Fees	61	16	3	3	1,517
Marketing Expense	-	-	-	-	1,420
Total Operating Expenses	73	965	86	55	8,005
Operating Loss	(73)	(965)	(86)	(55)	(8,005)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	36
Income / (Loss) Before Income Taxes	(73)	(965)	(86)	(55)	(8,041)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)

Basic and Diluted (Loss) per Membership Interest	$(0.04)	$(0.10)	$(0.04)	$(0.03)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

F-7

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net loss	(607)	(301)	(225)	(233)	(196)
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,466	$71,130

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net loss	(142)	(140)	(215)	(329)	(105)
Balance December 31, 2019	$13,584	$11,786	$56,647	$30,531	$19,066

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net loss	(73)	(965)	(86)	(55)	(8,041)
Balance December 31, 2019	$12,840	$504,379	$44,969	$29,049	$1,030,281

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	(Restated) Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	220	203	180	154	131
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	(2)	-	-	(1)
Due to the Manager for Insurance	237	100	32	66	66
Accounts Payable	-	-	13	13	-
Net cash used in operating activities	(150)	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)
Net cash used in investing activities	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	126,600	48,850	17,100	36,600	70,740
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net cash used in financing activities	126,600	48,850	17,100	36,545	71,195

Net change in cash	1,450	1,600	300	1,545	1,095
Cash beginning of period	-	-	-	-	-
Cash end of period	1,450	1,600	300	1,545	1,095
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$5,250	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	131	131	112	110	71
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	(1)	(1)	-	-
Due to the Manager for Insurance	12	10	104	56	34
Accounts Payable	-	-	-	13	-
Net cash used in operating activities	-	-	-	(150)	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)
Net cash used in investing activities	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,800	12,000	56,750	30,750	19,250
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net cash used in financing activities	13,595	11,795	56,750	30,750	19,100

Net change in cash	1,495	1,695	1,250	1,100	1,200
Cash beginning of period	-	-	-	-	-
Cash end of period	1,495	1,695	1,250	1,100	1,200
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	(Restated) Series #HONUS	Series #75ALI	Series #71ALI	(Restated) Consolidated
Cash Flows from Operating Activities:
Net (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	63	16	5	4	7,644
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	-	(2)	(1)	(1,881)
Due to the Manager for Insurance	11	949	83	52	2,607
Accounts Payable	-	-	-	-	130
Net cash used in operating activities	-	-	-	-	459

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	(282,250)
Investment in memorabilia	(11,100)	(225,000)	(44,000)	(27,500)	(1,021,650)
Net cash used in investing activities	(11,100)	(225,000)	(44,000)	(27,500)	(1,303,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,000	230,300	45,040	29,100	749,880
Due to the manager and other affiliates	-	-	-	-	577,500
Contribution related to Offering Closings and Asset Sales	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net cash used in financing activities	12,850	230,300	45,050	29,100	1,327,900

Net change in cash	1,750	5,300	1,050	1,600	24,459
Cash beginning of period	-	-	-	-	-
Cash end of period	1,750	5,300	1,050	1,600	24,459
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	$275,028	-	-	$280,278

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible memorabilia (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collectible memorabilia (plus any cash reserves for future operating expenses), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible memorabilia (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to the date of this filing the broker of record received a fee (the “Brokerage Fee”) of 1.0% of the cash from offering for facilitating the sale of securities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: For all Series qualified up to the date of this filing the custody broker received a fee (the “Custody Fee”) of 0.75% of the cash from offering for facilitating the sale of securities.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $(8,041) for the period from January 3, 2019 to December 31, 2019 and had an accumulated deficit of $(8,041) as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $(0.6) million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-14

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		22,430
RSE Archive		2,029
Total Cash Balance		$24,459

The cash on the books of RSE Archive is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses. During the period from January 3, 2019 to December 31, 2019, the Manager has paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $7,644.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2019 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 10% of Interests as part of total purchase consideration

Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 53% of Interests as part of total purchase consideration

Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	14 Series		$1,069,800

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

From time to time, the Company receives unsolicited take-over offers for the Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances,  the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

For the period from January 3, 2019 through December 31, 2019, no asset dispositions had been executed.

Please see Note I, Subsequent Events for additional details on closings of initial offerings or asset dispositions after December 31, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the period from January 3, 2019 through December 31, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular memorabilia include storage, insurance, transportation (other than the initial transportation from the memorabilia location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other memorabilia specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,644 for the period from January 3, 2019 through December 31, 2019.

During the period from January 3, 2019 through December 31, 2019, RSE Archive incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$8,005

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that certain, but not all of the post-closing Operating Expenses for the period from January 3, 2019 to December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

F-20

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Memorabilia assets are recorded at cost. The cost of the memorabilia includes the purchase price, including any deposits for the memorabilia funded by the Manager and “Acquisition Expenses,” which include transportation of the memorabilia to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats memorabilia assets as collectible and therefore the Company will not depreciate or amortize the collectible memorabilia assets going forward. The collectible memorabilia are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible memorabilia assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible memorabilia assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired memorabilia after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in memorabilia assets. For the period from January 3, 2019 to December 31, 2019, the total investment in memorabilia assets was $1,584,178.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,584,178 of investments during the period from January 3, 2019 through December 31, 2019, $1,578,478 were related to the purchase price of, or down payments on Underlying Assets, excluding $0 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at December 31, 2019 to $1,578,478, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example transportation costs to transport the asset from the seller to the Company’s facility, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the memorabilia as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the period from January 3, 2019 through December 31, 2019, $5,700 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible memorabilia and other acquisition related expenses were incurred, excluding $0 related to Underlying Assets sold.

The total investment in memorabilia assets as of December 31, 2019 is as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down payment	Authen-tication	Other	Total
Asset 1	Series #52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$125,000	$-	$-	$125,000
Asset 2	Series #71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	52,500
Asset 3	Series #RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	16,800
Asset 4	Series #10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	35,000
Asset 5	Series #POTTER	(1)	1997 First Edition Harry Potter	65,000	100	5,000	70,100
Asset 6	Series #TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	100	-	12,100
Asset 7	Series #FROST	(1)	First Edition A Boy's Will	10,000	100	-	10,100
Asset 8	Series #BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	55,500
Asset 9	Series #SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	29,500
Asset 10	Series #70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	17,900
Asset 11	Series #EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	100	-	11,100
Asset 12	Series #HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	500,028
Asset 13	Series #75ALI	(1)	1975 Muhammad Ali Boots	44,000	-	-	44,000
Asset 14	Series #71ALI	(1)	1971 “Fight of the Century” Contract	27,500	-	-	27,500
Asset 15	Series #APROAK	(2)	AP Royal Oak A-Series	72,500	-	-	72,500
Asset 16	Series #88JORDAN	(2)	1988 Air Jordan III Sneakers	20,000	-	-	20,000
Asset 17	Series #SNOOPY	(2)	2015 Omega Speedmaster Moonwatch	24,000	-	-	24,000
Asset 18	Series #98JORDAN	(2)	1998 Michael Jordan Jersey	120,000	-	-	120,000
Asset 19	Series #18ZION	(2)	2018 Zion Williamson Sneakers	13,500	-	-	13,500
Asset 20	Series #YOKO	(2)	First Edition Grapefruit	12,500	100	-	12,600
Asset 21	Series #APOLLO11	(2)	Apollo 11 New York Times	30,000	-	-	30,000
Asset 22	Series #APEOD	(2)	AP Royal Oak "End of Days"	28,000	-	-	28,000
Asset 23	Series #ROOSEVELT	(2)	First Edition African Game Trails	17,000	200	-	17,200
Asset 24	Series #AGHOWL	(2)	First Edition Howl and Other Poems	15,500	-	-	15,500
Asset 25	Series #56MANTLE	(2)	1956 Mickey Mantle Card	9,000	-	-	9,000
Asset 26	Series #24RUTHBAT	(2)	1924 Babe Ruth Bat	50,000	-	-	50,000
Asset 27	Series #33RUTH	(2)	1933 Babe Ruth Card	74,000	-	-	74,000
Asset 28	Series #BIRKINBOR	(2)	2015 Hermès Bordeaux Birkin	12,500	-	-	12,500
Asset 29	Series #HIMALAYA	(2)	2014 Hermès Himalaya Birkin	32,500	-	-	32,500
Asset 30	Series #SPIDER1	(2)	1963 Amazing Spider-Man #1	5,000	-	-	5,000
Asset 31	Series #BATMAN3	(2)	1940 Batman #3	18,750	-	-	18,750
Asset 32	Series #ULYSSES	(2)	1935 First Edition Ulysses	22,000	-	-	22,000
Total				$1,578,478	$700	$5,000	$1,584,178

Acquisition Expense 2019				$1,578,478	$700	$5,000	$1,584,178

Note: Excludes $0 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

(2)At December 31, 2019 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
Series #71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
Series #RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
Series #10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
Series #POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
Series #TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
Series #FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
Series #SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
Series #70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
Series #EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
Series #HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
Series #75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
Series #71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
Total			$1,069,800	$10,698	$18,014	$10,930	$1,030,158

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Archive, LLC, as the master series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the period from January 3, 2019 through December 31, 2019, the following Series had closed offerings and the (losses) / income per membership Interest as per the table below:

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019
Applicable Series	Asset	Membership Interests	Net (Loss) / Income	EPMI
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	1,000	$(607)	$(0.61)
Series #71MAYS	1971 Willie Mays Jersey	2,000	(301)	(0.15)
Series #RLEXPEPSI	Rolex GMT Master II	2,000	(225)	(0.11)
Series #10COBB	1910 Ty Cobb Card	1,000	(233)	(0.23)
Series #POTTER	1997 First Edition Harry Potter	3,000	(196)	(0.07)
Series #TWOCITIES	First Edition A Tale of Two Cities	200	(142)	(0.71)
Series #FROST	First Edition A Boy's Will	200	(140)	(0.70)
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,000	(215)	(0.21)
Series #SMURF	Rolex Submariner "Smurf"	2,000	(329)	(0.16)
Series #70RLEX	1970 Rolex Beta 21	1,000	(105)	(0.10)
Series #EINSTEIN	First Edition of Philosopher-Scientist	2,000	(73)	(0.04)
Series #HONUS	1909-11 Honus Wagner Card	10,000	(965)	(0.10)
Series #75ALI	1975 Muhammad Ali Boots	2,000	(86)	(0.04)
Series #71ALI	1971 “Fight of the Century” Contract	2,000	(55)	(0.03)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of memorabilia assets prior to the closing of a Series’ offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record  and the custody broker and their respective affiliates, from the proceeds of a closed offering, the memorabilia would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another memorabilia assets.

As of December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D - DEBT

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $565,000 were related to memorabilia assets and the remainder to assets of the affiliate of the Asset Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular memorabilia asset and Operating Expenses related to the management of such memorabilia assets.

Fees and expenses related to the purchase of an underlying memorabilia asset include Offering Expenses, Acquisition Expenses Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying memorabilia assets or the number of memorabilia, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of memorabilia will be allocated amongst the Series whose underlying memorabilia are part of the commercialization events, based on the value of the underlying memorabilia assets. No revenues attributable directly to the Company or any Series have been generated during the period from January 3, 2019 to December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series.

F-30

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX

As of December 31, 2019, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the period from January 3, 2019 to December 31, 2019 has been recorded for any individual Series as all individual Series incurred net losses.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 has been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the period from January 3, 2019 through December 31, 2019 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Period from January 3, 2019 through December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through March 31, 2020.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #88JORDAN Interest	Series Michael Jordan 1988 Sneakers	1988 Michael Jordan Nike Air Jordan III Sneakers	$22,000	1/19/2020	1/27/2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #56MANTLE Interest	Series 1956 Topps Mickey Mantle Card	1956 Topps #135 Mickey Mantle Card	$10,000	1/3/2020	3/11/2020	Closed

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager

• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BIRKINBOR Interest	Series Hermès Bordeaux Porosus Birkin Bag	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$52,500	2/14/2020	2/20/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #33RUTH Interest	Series 1933 Goudey Babe Ruth Card	1933 Goudey #144 Babe Ruth Card	$77,000	2/21/2020	2/26/2020	Closed	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #SPIDER1 Interest	Series 1963 Amazing Spider-Man #1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BATMAN3 Interest	Series 1940 Batman #3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #AGHOWL Interest	Series Howl and Other Poems	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ROOSEVELT Interest	Series African Game Trails	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ULYSSES Interest	Series Ulysses	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #98JORDAN Interest	Series Michael Jordan Jersey	1998 Michael Jordan Jersey	$128,000	3/13/2020	3/22/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On February 1, 2020, the Company received an unsolicited take-over offer for Series “Fight of The Century” Contract, the Underlying Asset for Series #71ALI, in the amount of $40,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series “Fight of The Century” Contract. The purchase and sale agreement was executed on February 7, 2020.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE J - RESTATEMENT

During the period from January 3, 2019 through December 31, 2019, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #HONUS and Series #71MAYS, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as Investment in Memorabilia in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

	Series #HONUS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($500,028)	$275,028	($225,000)
Net cash used in investing activities	($500,028)	$275,028	($225,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$505,328	($275,028)	$230,300
Net cash provided by financing activities	$505,328	($275,028)	$230,300

	Series #71MAYS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($52,500)	$5,250	($47,250)
Net cash used in investing activities	($52,500)	$5,250	($47,250)

Cash flows from financing activities:
Proceeds from sale of membership interests	$54,100	($5,250)	$48,850
Net cash provided by financing activities	$54,100	($5,250)	$48,850

	Consolidated
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($1,301,928)	$280,278	($1,021,650)
Net cash used in investing activities	($1,584,178)	$280,278	($1,303,900)

Cash flows from financing activities:
Proceeds from sale of membership interests	$1,030,158	($280,278)	$749,880
Net cash provided by financing activities	$1,608,178	($280,278)	$1,327,900

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Amended and Restated Form of Asset Management Agreement (9)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset (9)

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset (9)

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Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset (9)

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset (9)

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset (9)

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset (9)

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset (9)

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset (9)

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset (9)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset (9)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset (9)

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset (9)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset (9)

Exhibit 6.59 – Upper90 Secured Demand Promissory Term Note (9)

Exhibit 6.60 - Purchase Agreement in respect of Series #56TEDWILL Asset (10)

Exhibit 6.61 - Purchase Agreement in respect of Series #03LEBRON Asset (10)

Exhibit 6.62 - Purchase Agreement in respect of Series #03JORDAN Asset (10)

Exhibit 6.63 - Purchase Agreement in respect of Series #68MAYS Asset (10)

Exhibit 6.64 - Purchase Agreement in respect of Series #51MANTLE Asset (10)

Exhibit 6.65 - Purchase Option Agreement in respect of Series #85MARIO Asset (10)

Exhibit 6.66 - Purchase Agreement in respect of Series #TKAM Asset (10)

Exhibit 6.67 - Purchase Option Agreement in respect of Series #TMNT1 Asset (10)

Exhibit 6.68 - Purchase Agreement in respect of Series #LINCOLN Asset (10)

Exhibit 6.69 - Purchase Agreement in respect of Series #61JFK Asset (10)

Exhibit 6.70 - Purchase Option Agreement in respect of Series #GATSBY Asset (10)

Exhibit 6.71 - Purchase Option Agreement in respect of Series #NEWTON Asset (10)

Exhibit 6.72 - Purchase Agreement in respect of Series #BATMAN6 Asset (10)

Exhibit 6.73 - Purchase Agreement in respect of Series #STARWARS1 Asset (10)

Exhibit 6.74 - Purchase Agreement in respect of Series #DAREDEV1 Asset (10)

Exhibit 6.75 - Purchase Option Agreement in respect of Series #ALICE Asset

Exhibit 6.76 - Purchase Agreement in respect of Series #14DRC Asset

Exhibit 6.77 - Purchase Agreement in respect of Series #05LATOUR Asset

Exhibit 6.78 - Purchase Agreement in respect of Series #16PETRUS Asset

Exhibit 6.79 - Purchase Agreement in respect of Series #16SCREAG Asset

Exhibit 6.80 - Purchase Option Agreement in respect of Series #HALONFR Asset

Exhibit 6.81 - Purchase Agreement in respect of Series #03KOBE Asset

Exhibit 6.82 - Purchase Agreement in respect of Series #86RICE Asset

Exhibit 6.83 - Purchase Agreement in respect of Series #AVENGERS1 Asset

Exhibit 6.84 - Purchase Agreement in respect of Series #SUPER14 Asset

Exhibit 6.85 - Purchase Agreement in respect of Series #94JETER Asset

Exhibit 6.86 - Purchase Agreement in respect of Series #62MANTLE Asset

Exhibit 6.87 - Purchase Agreement in respect of Series #DUNE Asset

Exhibit 6.88 - Purchase Agreement in respect of Series #TOS39 Asset

Exhibit 6.89 - Purchase Option Agreement in respect of Series #2020TOPPS Asset

Exhibit 6.90 - Purchase Agreement in respect of Series #93DAYTONA Asset

Exhibit 6.91 - Purchase Agreement in respect of Series #TORNEK Asset

Exhibit 6.92 - Purchase Agreement in respect of Series #57STARR Asset

Exhibit 6.93 - Purchase Agreement in respect of Series #57MANTLE Asset

Exhibit 6.94 - Purchase Agreement in respect of Series #39TEDWILL Asset

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (9)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

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(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on February 7, 2020

(9)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on March 31, 2020

(10)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on May 26, 2020

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	July 10, 2020
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	July 10, 2020
RSE ARCHIVE MANAGER, LLC By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	July 10, 2020